Exhibit 4.30

CONFIDENTIAL:  SUBJECT TO RESTRICTIONS ON DISSEMINATION
SET FORTH IN SECTION 6 OF THIS AGREEMENT

PARTICIPATION AGREEMENT

[NXXXJB]

Dated as of [Date]

among

JETBLUE AIRWAYS CORPORATION,
Owner,

and

WILMINGTON TRUST COMPANY,
Not in its individual capacity except as expressly provided herein, but solely as Mortgagee, Subordination Agent under the
Intercreditor Agreement and Pass Through Trustee under
each of the Pass Through Trust Agreements

One Airbus Model A320-232 Aircraft
Bearing Manufacturer’s Serial No. [MSN]

TABLE OF CONTENTS

Section 1.	Definitions and Construction
Section 2.	Secured Loans; Closing
2.1	Making of Loans and Issuance of Equipment Notes
2.2	Closing
Section 3.	Conditions Precedent
3.1	Conditions Precedent to Obligations of Pass Through Trustees
	3.1.1	Equipment Notes
	3.1.2	Delivery of Documents
	3.1.3	Violation of Law
	3.1.4	Representations, Warranties and Covenants
	3.1.5	No Event of Default
	3.1.6	No Event of Loss
	3.1.7	Title
	3.1.8	Certification
	3.1.9	Section 1110
	3.1.10	Filing
	3.1.11	No Proceedings
	3.1.12	Governmental Action
	3.1.13	Note Purchase Agreement
	3.1.14	Perfected Security Interest
3.2	Conditions Precedent to Obligations of Mortgagee
	3.2.1	Documents
	3.2.2	Other Conditions Precedent
3.3	Conditions Precedent to Obligations of Owner
	3.3.1	Documents
	3.3.2	Other Conditions Precedent
3.4	Post-Registration Matters
Section 4.	Representations and Warranties
4.1	Owner’s Representations and Warranties
	4.1.1	Organization; Qualification
	4.1.2	Corporate Authorization
	4.1.3	No Violation
	4.1.4	Approvals
	4.1.5	Valid and Binding Agreements
	4.1.6	Litigation
	4.1.7	Financial Condition
	4.1.8	Registration and Recordation
	4.1.9	Location
	4.1.10	No Event of Loss
	4.1.11	Compliance With Laws
	4.1.12	Securities Laws
	4.1.13	Broker’s Fees
	4.1.14	Section 1110

i

4.2	WTC’s Representations and Warranties
	4.2.1	Organization, Etc
	4.2.2	Corporate Authorization
	4.2.3	No Violation
	4.2.4	Approvals
	4.2.5	Valid and Binding Agreements
	4.2.6	Citizenship
	4.2.7	No Liens
	4.2.8	Litigation
	4.2.9	Securities Laws
	4.2.10	Investment
	4.2.11	Taxes
	4.2.12	Broker’s Fees
Section 5.	Covenants, Undertakings and Agreements
5.1	Covenants of Owner
	5.1.1	Corporate Existence; U.S. Air Carrier
	5.1.2	Notice of Change of Location
	5.1.3	Certain Assurances
	5.1.4	Securities Laws
5.2	Covenants of WTC
	5.2.1	Liens
	5.2.2	Securities Act
	5.2.3	Performance of Agreements
	5.2.4	Withholding Taxes
5.3	Covenants of Note Holders
	5.3.1	Withholding Taxes
	5.3.2	Transfer; Compliance
5.4	Agreements
	5.4.1	Quiet Enjoyment
	5.4.2	Consents
	5.4.3	Insurance
	5.4.4	Extent of Interest of Note Holders
	5.4.5	Foreign Registration
	5.4.6	Interest in Certain Engines
	5.4.7	Lease Assignment
Section 6.	Confidentiality
Section 7.	Indemnification and Expenses
7.1	General Indemnity
	7.1.1	General
	7.1.2	Exclusions
	7.1.3	After Tax Basis; Etc
	7.1.4	Notice and Contest
	7.1.5	Subrogation; Reimbursement

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7.2	Transaction Costs
	7.2.1	Invoices and Payment
	7.2.2	Payment of Other Expenses
Section 8.	Assignment or Transfer of Interests
8.1	Note Holders
8.2	Effect of Transfer
Section 9.	Section 1110
Section 10.	Change of Citizenship
10.1	Generally
10.2	Mortgagee
Section 11.	Miscellaneous
11.1	Amendments
11.2	Severability
11.3	Survival
11.4	Counterparts
11.5	No Waiver
11.6	Notices
11.7	Governing Law; Submission to Jurisdiction; Venue
11.8	Third Party Beneficiary
11.9	Entire Agreement
11.10	Further Assurances

ANNEX, SCHEDULES AND EXHIBITS

iii

PARTICIPATION AGREEMENT

PARTICIPATION AGREEMENT [NXXXJB], dated as of [Date] (this “Agreement”), among (a) JETBLUE AIRWAYS CORPORATION, a Delaware corporation (“Owner”), (b) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly provided herein, but solely as Mortgagee (in its capacity as Mortgagee, “Mortgagee” and in its individual capacity, “WTC”), (c) WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Pass Through Trustee under each of the Pass Through Trust Agreements, (each, a “Pass Through Trustee”) and (d) WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent under the Intercreditor Agreement (“Subordination Agent”).

RECITALS

A.                                   Owner and AVSA S.A.R.L. have entered into the Purchase Agreement, pursuant to which, among other things, AVSA S.A.R.L. has agreed to sell to Owner and Owner has agreed to purchase from AVSA S.A.R.L., certain aircraft, including the Aircraft.

B.                                     Pursuant to each of the Pass Through Trust Agreements, on the Issuance Date the Pass Through Trusts were created and the Pass Through Certificates were issued and sold.

C.                                     Pursuant to the Note Purchase Agreement, each Pass Through Trustee has agreed to use a portion of the proceeds from the issuance and sale of the Pass Through Certificates issued by each Pass Through Trust to purchase from the Owner, on behalf of the related Pass Through Trust, the Equipment Note bearing the same interest rate as the Pass Through Certificates issued by such Pass Through Trust.

D.                                    Owner and Mortgagee, concurrently with the execution and delivery hereof, have entered into the Trust Indenture for the benefit of the Note Holders, pursuant to which, among other things, Owner agrees (1) to issue Equipment Notes, in the amounts and otherwise as provided in the Trust Indenture, and (2) to mortgage, pledge and assign to Mortgagee all of Owner’s right, title and interest in the Collateral to secure the Secured Obligations and Related Secured Obligations, including, without limitation, Owner’s obligations under the Equipment Notes.

E.                                      The parties hereto wish to set forth in this Agreement the terms and conditions upon and subject to which the aforesaid transactions shall be effected.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                          Definitions and Construction.  Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A.  The “General Provisions” set forth in Annex A are hereby incorporated as if set forth in full herein.

Section 2.                                          Secured Loans; Closing.

2.1                                 Making of Loans and Issuance of Equipment Notes.  Subject to the terms and conditions of this Agreement, on the date hereof or on such other date agreed to by the parties hereto (the “Closing Date”):  each Pass Through Trustee shall make a secured loan to Owner in the amount in Dollars opposite such Trustee’s  name on Schedule 2, such loan to be evidenced by one or more Equipment Notes, dated the Closing Date, issued to the Subordination Agent as the registered holder on behalf of each such Pass Through Trustee for the related Pass Through Trust by Owner in accordance with this Agreement and the Trust Indenture of the Series set forth opposite such Trustee’s name on Schedule 2, in an aggregate principal amount equal to the amount of the secured loan made by each such Pass Through Trustee.

2.2                                 Closing.

(a)                                  The Closing shall occur at the offices of Vedder, Price, Kaufman & Kammholz, P.C., 805 Third Avenue, New York, New York  10022, or such other place as the parties shall agree.

(b)                                 All payments pursuant to this Section 2 shall be made in immediately available funds to [Owner’s] [AVSA S.A.R.L.’s] account set forth in Schedule 1 hereto as directed by Owner.

Section 3.                                          Conditions Precedent.

3.1                                 Conditions Precedent to Obligations of Pass Through Trustees.  The obligation of each Pass Through Trustee to make the secured loan described in Section 2.1 on the Closing Date is subject to satisfaction or waiver by each such Trustee, on or prior to the Closing Date, of the conditions precedent set forth below in this Section 3.1:

3.1.1                        Equipment Notes.  The Owner shall have tendered the Equipment Notes to the Mortgagee for authentication and the Mortgagee shall have authenticated such Equipment Notes and shall have tendered the Equipment Notes to the Subordination Agent on behalf of each Pass Through Trustee, against receipt of the loan proceeds, in accordance with Section 2.1.

3.1.2                        Delivery of Documents.  The Subordination Agent on behalf of each Pass Through Trustee shall have received executed counterparts or conformed copies of the following documents:

(i)                                     this Agreement;

(ii)                                  the Trust Indenture;

(iii)                               the initial Trust Indenture Supplement;

(iv)                              the Consent and Agreement, Engine Consent and Agreement and the Airbus Consent;

(v)                                 the Equipment Notes dated the Closing Date; provided, that only the Subordination Agent shall receive the authenticated Equipment Notes;

(vi)                              an excerpted copy of the Purchase Agreement and Engine Agreement to the extent relating to Airframe Manufacturer’s or Engine Manufacturer’s warranties or related obligations assigned pursuant to the Trust Indenture; provided, that only Mortgagee shall receive copies of such excerpted agreements (copies of which may be inspected by Pass Through Trustees and their respective special counsel on the Closing Date, but after the Closing Date such copies shall be retained by Mortgagee and may be inspected and reviewed by Pass Through Trustees, the Policy Provider or their respective counsel if and only if there shall have occurred and be continuing a Default or an Event of Default);

(vii)                           the Bills of Sale;

(viii)                        the broker’s report and insurance certificates required by Section 4.06 of the Trust Indenture;

(ix)                                (A) a copy of the Certificate of Incorporation and By-Laws of Owner and resolutions of the board of directors of Owner and/or the executive committee thereof, in each case certified as of the Closing Date, by the Secretary or an Assistant Secretary of Owner, duly authorizing the execution, delivery and performance by Owner of the Operative Agreements required to be executed and delivered by Owner on or prior to the Closing Date in accordance with the provisions hereof and thereof; and (B) an incumbency certificate of Owner as to the person or persons authorized to execute and deliver the Operative Agreements on behalf of Owner;

(x)                                   an Officer’s Certificate of Owner, dated as of the Closing Date, stating that its representations and warranties set forth in this Agreement are true and correct as of the Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

(xi)                                a copy of a current, valid [Export Certificate of Airworthiness for the Aircraft duly issued by the DGAC] [Standard FAA Certificate of Airworthiness for the Aircraft];

(xii)                             [an application for registration of the Aircraft with the FAA in the name of Owner, provided, that only special counsel in Oklahoma City, Oklahoma shall receive the sole executed copy thereof for filing with the FAA] [a copy of the FAA certificate of registration for the Aircraft];

(xiii)                          the Financing Statement;

(xiv)                         the following opinions of counsel, in each case dated the Closing Date:

(A)                              an opinion of Vedder Price Kaufman & Kammholz, P.C., special New York counsel to Owner, substantially in the form of Exhibit A;

(B)                                an opinion of Owner’s General Counsel, substantially in the form of Exhibit B;

(C)                                an opinion of DeBee, Gilchrist & Lidia, special counsel in Oklahoma City, Oklahoma, substantially in the form of Exhibit C;

(D)                               an opinion of Morris, James, Hitchens & Williams LLP, special counsel to Mortgagee, substantially in the form of Exhibit D; and

(E)                                 an opinion of special French counsel, substantially in the form of Exhibit E; and

(xv)                            the French Pledge Agreement.

3.1.3                        Violation of Law.  No change shall have occurred after the date of this Agreement in any applicable Law that makes it a violation of Law for (a) Owner, any Pass Through Trustee, Subordination Agent or Mortgagee to execute, deliver and perform the Operative Agreements to which any of them is a party or (b) any Pass Through Trustee to make the loan contemplated by Section 2.1, to acquire an Equipment Note or to realize the benefits of the security afforded by the Trust Indenture.

3.1.4                        Representations, Warranties and Covenants.  The representations and warranties of each other party to this Agreement made, in each case, in this Agreement and in any other Operative Agreement to which it is a party, shall be true and accurate in all material respects as of the Closing Date (unless any such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date) and each other party to this Agreement shall have performed and observed, in all material respects, all of its covenants, obligations and agreements in this Agreement and in any other Operative Agreement to which it is a party to be observed or performed by it as of the Closing Date.

3.1.5                        No Event of Default.  On the Closing Date, no event shall have occurred and be continuing, or would result from the mortgage of the Aircraft, which constitutes a Default or an Event of Default.

3.1.6                        No Event of Loss.  No Event of Loss with respect to the Airframe or any Engine shall have occurred and no circumstance, condition, act or event that, with the giving of notice or lapse of time or both, would give rise to or constitute an Event of Loss with respect to the Airframe or any Engine shall have occurred.

3.1.7                        Title.  Owner shall have good title [,subject to filing and recordation of the FAA Bill of Sale with the FAA,] to the Aircraft, free and clear of Liens, except (a) the Lien created by the Trust Indenture and the initial Trust Indenture Supplement, (b) Liens permitted by clause (d) (solely for Taxes not yet due) of the definition of “Permitted Liens” in Annex A to the Trust Indenture and (c) Liens permitted by clauses (e) and (g) of such definition.

3.1.8                        Certification.  The Aircraft shall have been duly certificated by the FAA as to type and airworthiness in accordance with the terms of the Purchase Agreement.

3.1.9                        Section 1110.  Mortgagee shall be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines and to exercise any of its other rights or remedies to sell, lease or dispose of the Aircraft as provided in the Trust Indenture in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

3.1.10                  Filing.  On the Closing Date (a) the FAA Filed Documents shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA in accordance with the Act and (b) the Financing Statement shall have been duly filed (or shall be in the process of being so duly filed) in the appropriate jurisdiction.

3.1.11                  No Proceedings.  No action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any Government Entity, nor shall any order, judgment or decree have been issued or proposed to be issued by any Government Entity, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Operative Agreement or the transactions contemplated hereby or thereby.

3.1.12                  Governmental Action.  All appropriate action required to have been taken prior to the Closing Date by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States, in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Closing Date in connection with the transactions contemplated by this Agreement shall have been issued and be in full force and effect on the Closing Date.

3.1.13                  Note Purchase Agreement.  The conditions precedent to the obligations of the Pass Through Trustees and the other requirements relating to the Aircraft and the Equipment Notes set forth in the Note Purchase Agreement shall have been satisfied.

3.1.14                  Perfected Security Interest.  On the Closing Date, after giving effect to the filing of the FAA Filed Documents and the Financing Statement, Mortgagee shall have a duly perfected first priority security interest in all of Owner’s right, title and interest in the Aircraft, subject only to Permitted Liens.

3.2                                 Conditions Precedent to Obligations of Mortgagee.  The obligation of Mortgagee to authenticate the Equipment Notes on the Closing Date is subject to the satisfaction or waiver by Mortgagee, on or prior to the Closing Date, of the conditions precedent set forth below in this Section 3.2.

3.2.1                        Documents.  Executed originals of the agreements, instruments, certificates or documents described in Section 3.1.2 shall have been received by Mortgagee, except as specifically provided therein, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Mortgagee.

3.2.2                        Other Conditions Precedent.  Each of the conditions set forth in Sections 3.1.3, 3.1.4, 3.1.5 and 3.1.9 shall have been satisfied unless the failure of any such condition to be satisfied is the result of any action or inaction by Mortgagee.

3.3                                 Conditions Precedent to Obligations of Owner.  The obligation of Owner to participate in the transaction contemplated hereby on the Closing Date is subject to the satisfaction or waiver by Owner, on or prior to the Closing Date, of the conditions precedent set forth below in this Section 3.3.

3.3.1                        Documents.  Executed originals of the agreements, instruments, certificates or documents described in Section 3.1.2 shall have been received by Owner, except as specifically provided therein, and shall be satisfactory to Owner, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Owner.  In addition, the Owner shall have received the following:

(i)                                     (A) an incumbency certificate of WTC as to the person or persons authorized to execute and deliver the Operative Agreements on behalf of WTC and (B) a copy of the Certificate of Incorporation and By-Laws and general authorizing resolution of the board of directors (or executive committee) or other satisfactory evidence of authorization of WTC, certified as of the Closing Date by the Secretary or Assistant or Attesting Secretary of WTC, which authorize the execution, delivery and performance by WTC of the Operative Agreements to which it is a party; and

(ii)                                  an Officer’s Certificate of WTC, dated as of the Closing Date, stating that its representations and warranties in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, as the case may be, set forth in this Agreement are true and correct as of the Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

3.3.2                        Other Conditions Precedent.  Each of the conditions set forth in Sections 3.1.3, 3.1.4, 3.1.6, 3.1.7, 3.1.8, 3.1.10, 3.1.11, 3.1.12 and 3.1.13 shall have been satisfied or waived by Owner, unless the failure of any such condition to be satisfied is the result of any action or inaction by Owner.

3.4                                 Post-Registration Matters.  Promptly following the registration of the Aircraft and the recordation of the FAA Filed Documents pursuant to the Act, Owner will cause DeBee, Gilchrist & Lidia, special counsel in Oklahoma City, Oklahoma, to deliver to Owner, each  Pass Through Trustee and Mortgagee a favorable opinion or opinions addressed to each of them with respect to such registration and recordation.

Section 4.                                          Representations and Warranties.

4.1                                 Owner’s Representations and Warranties.  Owner represents and warrants to each Pass Through Trustee, Subordination Agent and Mortgagee that as of the date hereof:

4.1.1                        Organization; Qualification.  Owner is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware having an organizational identification number 2936994 and its true and complete name as indicated on the public record of the State of Delaware is “JetBlue Airways Corporation”.  Owner has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Operative Agreements to which it is a party.  Owner is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, except where the failure to be so qualified would not give rise to a Material Adverse Change to Owner.

4.1.2                        Corporate Authorization.  Owner has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery of each of the Operative Agreements to which it is a party, and the performance of its obligations thereunder.

4.1.3                        No Violation.  The execution and delivery by Owner of the Operative Agreements to which it is a party, the performance by Owner of its obligations thereunder and the consummation by Owner on the Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of Owner, (b) violate any Law applicable to or binding on Owner or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to Owner), or result in the creation of any Lien (other than Permitted Liens) upon the Aircraft under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Owner is a party or by which Owner or any of its properties is bound.

4.1.4                        Approvals.  The execution and delivery by Owner of the Operative Agreements to which it is a party, the performance by Owner of its obligations thereunder and the consummation by Owner on the Closing Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Owner and (b) any Government Entity, other than the filing of (w) the FAA Filed Documents and the Financing Statement (and continuation statements periodically), (x) filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it, (y) filings, recordings, notices or other actions contemplated by the Operative Agreements in connection with the leasing or reregistration of the Aircraft and (z) filings, recordings, notices or other actions all of which have either been, or will be, completed on or prior to the Closing Date and will be in full force and effect on the Closing Date.

4.1.5                        Valid and Binding Agreements.  The Operative Agreements to which it is a party have been duly authorized, executed and delivered by Owner and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, constitute the legal, valid and binding obligations of Owner and are enforceable against Owner in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

4.1.6                        Litigation.  Except as set forth in Owner’s most recent Annual Report on Form 10-K, as amended, filed by Owner with the SEC on or prior to the Closing Date, or in any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Owner with the SEC subsequent to such Form 10-K and on or prior to the Closing Date, no action, claim or proceeding is now pending or, to the Actual Knowledge of Owner, threatened, against Owner, before any court, governmental body, arbitration board, tribunal or administrative agency, which is reasonably likely to be determined adversely to Owner and if determined adversely to Owner would result in a Material Adverse Change.

4.1.7                        Financial Condition.  The audited consolidated balance sheet of Owner with respect to Owner’s most recent fiscal year included in Owner’s most recent Annual Report on Form 10-K, as amended, filed by Owner with the SEC, and the related consolidated statements of operations and cash flows for the period then ended have been prepared in conformity with GAAP and present fairly in all material respects the financial condition of Owner and its consolidated subsidiaries as of such date and the results of its operations and cash flows for such period, and since the date of such balance sheet, there has been no material adverse change in such financial condition or operations of Owner, except for matters disclosed in (a) the financial statements referred to above or (b) any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Owner with the SEC on or prior to the date hereof or (c) any press releases issued by Owner and posted on Owner’s website or in any other public filing with the SEC.

4.1.8                        Registration and Recordation.  Except for (a) the registration of the Aircraft with the FAA pursuant to the Act in the name of Owner, (b) the filing for recordation (and recordation) of the FAA Filed Documents, (c) the filing of the Financing Statement (and continuation statements relating thereto at periodic intervals) and (d) the affixation of the nameplates referred to in Section 4.02(f) of the Trust Indenture, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the UCC) is necessary in order to establish and perfect the Mortgagee’s security interest in the Aircraft, as against Owner and any other Person, in each case, in any applicable jurisdictions in the United States.

4.1.9                        Location.  The “location” (as such term is used in 9-307 of Article 9 of the UCC) of Owner is the State of Delaware.

4.1.10                  No Event of Loss.  No Event of Loss has occurred with respect to the Airframe or any Engine, and, to the Actual Knowledge of Owner, no circumstance, condition, act or event has occurred that, with the giving of notice or lapse of time or both gives rise to or constitutes an Event of Loss with respect to the Airframe or any Engine.

4.1.11                  Compliance With Laws.

(a)                                  Owner is a U.S. Air Carrier.

(b)                                 Owner holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize Owner to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change to Owner.

(c)                                  Owner is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.1.12                  Securities Laws.  Neither Owner nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or any of the Equipment Notes or any other interest in or security under the Trust Indenture, for sale, to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person in violation of the Securities Act.

4.1.13                  Broker’s Fees.  No Person acting on behalf of Owner is or will be entitled to any broker’s fee, commission or finder’s fee in connection with the Transactions.

4.1.14                  Section 1110.  Mortgagee is entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines and to exercise any of its other rights or remedies to sell, lease or dispose of the Aircraft as provided in the Trust Indenture in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

4.2                                 WTC’s Representations and Warranties.  WTC  represents and warrants (with respect to Section 4.2.10 solely in its capacity as Subordination Agent) to Owner that:

4.2.1                        Organization, Etc.  WTC is a Delaware banking corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, authorized to do business as a Delaware banking corporation with banking authority to execute and deliver, and perform its obligations under, the Mortgagee Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements.

4.2.2                        Corporate Authorization.  WTC has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by Law or by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery by WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or as Subordination Agent, as the case may be, of the Mortgagee Agreements, the Pass Through Trustee Agreements, and the Subordination Agent Agreements and the performance of its obligations thereunder.

4.2.3                        No Violation.  The execution and delivery by WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or as Subordination Agent, as the case may be, of the Mortgagee Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements, the performance by WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or as Subordination Agent, as the case may be, of its obligations thereunder and the consummation on the Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of WTC, (b) violate any Law applicable to or binding on WTC, in its individual capacity or (except in the case of any Law relating to any Plan) as Mortgagee, a Pass Through Trustee or Subordination Agent, or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent), or result in the creation of any Lien (other than the lien of the Trust Indenture) upon any property of WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, or any of WTC’s subsidiaries under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other agreement, instrument or document to which WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, is a party or by which WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, or any of their respective properties is bound.

4.2.4                        Approvals.  The execution and delivery by WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, as the case may be, of the Mortgagee Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements, the performance by WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, as the case may be, of its obligations thereunder and the consummation on the Closing Date by WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, as the case may be, of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of WTC or (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statement.

4.2.5                        Valid and Binding Agreements.  The Mortgagee Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements have been duly authorized, executed and delivered by WTC and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, as the case may be, and are enforceable against WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, as the case may be, in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

4.2.6                        Citizenship.  WTC is a Citizen of the United States.

4.2.7                        No Liens.  On the Closing Date, there are no Liens attributable to WTC in respect of all or any part of the Collateral.

4.2.8                        Litigation.  There are no pending or, to the Actual Knowledge of WTC, threatened actions or proceedings against WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, before any court, administrative agency or tribunal which, if determined adversely to WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, as the case may be, would materially adversely affect the ability of WTC, in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, as the case may be, to perform its obligations under any of the Mortgagee Agreements, the Pass Through Trustee Agreements or the Subordination Agent Agreements.

4.2.9                        Securities Laws.  Neither WTC nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Collateral or any of the Equipment Notes or any other interest in or security under the Collateral for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person other than the Subordination Agent and the Pass Through Trustees, except for the offering and sale of the Pass Through Certificates.

4.2.10                  Investment.  The Equipment Notes to be acquired by the Subordination Agent are being acquired by it for the account of the Pass Through Trustees, for investment and not with a view to any resale or distribution thereof, except that, subject to the restrictions on transfer set forth in Section 8, the disposition by it of its Equipment Notes shall at all times be within its control.

4.2.11                  Taxes.  There are no Taxes payable by any Pass Through Trustee or WTC, as the case may be, imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by such Pass Through Trustee or WTC, as the case may be, of this Agreement or any of the Pass Through Trustee Agreements (other than franchise or other taxes based on or measured by any fees or compensation received by any such Pass Through Trustee or WTC, as the case may be, for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and there are no Taxes payable by any Pass Through Trustee or WTC, as the case may be, imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by any such Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by any such Pass Through Trustee or WTC, as the case may be, for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and, assuming that the trusts created by the Pass Through Trust Agreements will not be taxable as corporations, but, rather, each will be characterized as a grantor trust under subpart E, Part I of Subchapter J of the Code or as a partnership under Subchapter K of the Code, such trusts will not be subject to any Taxes imposed by the State of Delaware or any political subdivision thereof.

4.2.12                  Broker’s Fees.  No Person acting on behalf of WTC, in its individual capacity or as Mortgagee, any Pass Through Trustee or Subordination Agent, is or will be entitled to any broker’s fee, commission or finder’s fee in connection with the Transactions.

Section 5.                                          Covenants, Undertakings and Agreements.

5.1                                 Covenants of Owner.  Owner covenants and agrees, at its own cost and expense, with Note Holder and Mortgagee as follows:

5.1.1                        Corporate Existence; U.S. Air Carrier.  Owner shall at all times maintain its corporate existence, except as permitted by Section 4.07 of the Trust Indenture, and shall at all times remain a U.S. Air Carrier.

5.1.2                        Notice of Change of Location.  Owner will give Mortgagee timely written notice (but in any event within 30 days prior to the expiration of the period of time specified under applicable Law to prevent lapse of perfection) of any change in its “location” (as such term is used in Section 9-307 of Article 9 of the UCC) and will promptly take any action required by Section 5.1.3(c) as a result of such change in location.

5.1.3                        Certain Assurances.

(a)                                  Owner shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as Mortgagee shall reasonably request for accomplishing the purposes of this Agreement and the other Operative Agreements, provided that any instrument or other document so executed by Owner will not expand any obligations or limit any rights of Owner in respect of the transactions contemplated by any Operative Agreement.

(b)                                 Owner shall promptly take such action with respect to the recording, filing, re-recording and refiling of the Trust Indenture and any supplements thereto, including, without limitation, the initial Trust Indenture Supplement, as shall be necessary to establish and protect the perfection and priority of the Lien created by the Trust Indenture.

(c)                                  Owner, at its sole cost and expense, will cause the FAA Filed Documents, the Financing Statement (and any amendments thereto necessitated by any combination, consolidation or merger of the Owner pursuant to Section 4.07 of the Trust Indenture, or any change in location described in Section 5.1.2) and, upon the written direction of Mortgagee, together with copies thereof suitable for filing, any continuation statements in respect of the Financing Statement as shall be necessary, subject only to the execution and delivery thereof by Mortgagee, as applicable, to be duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Act (with respect to the FAA Filed Documents) or the UCC or similar law of any other applicable jurisdiction.

5.1.4                        Securities Laws.  Neither Owner nor any person authorized to act on its behalf will directly or indirectly offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in any of the Equipment Notes or any other interest in or security under the Trust Indenture, for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any person in violation of the Securities Act or applicable state or foreign securities Laws.

5.2                                 Covenants of WTC.  WTC in its individual capacity or as Mortgagee, as each Pass Through Trustee or Subordination Agent, as the case may be, covenants and agrees with Owner as follows:

5.2.1                        Liens.  WTC (a) will not directly or indirectly create, incur, assume or suffer to exist any Lien attributable to it on or with respect to all or any part of the Collateral or the

Aircraft, (b) will, at its own cost and expense, promptly take such action as may be necessary to discharge any Lien attributable to WTC on all or any part of the Collateral or the Aircraft and (c) will personally hold harmless and indemnify Owner, each Note Holder and each of their respective Affiliates, successors and permitted assigns and the Collateral from and against (i) any and all Expenses, (ii) any reduction in the amount payable out of the Collateral and (iii) any interference with the possession, operation or other use of all or any part of the Aircraft, imposed on, incurred by or asserted against any of the foregoing as a consequence of any such Lien.

5.2.2                        Securities Act.  WTC in its individual capacity or as Mortgagee, as Pass Through Trustee or Subordination Agent, will not offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Collateral, or any of the Equipment Notes or any other interest in or security under the Trust Indenture for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on WTC any responsibility with respect to any such offer, sale or solicitation by any other party hereto.

5.2.3                        Performance of Agreements.  WTC, in its individual capacity and as Mortgagee, as Pass Through Trustee or Subordination Agent, as the case may be, shall perform its obligations under the Indenture Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements in accordance with the terms thereof.

5.2.4                        Withholding Taxes.  WTC shall indemnify (on an after-tax basis) and hold harmless Owner against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the failure by WTC to withhold on payments to any Note Holder if such Note Holder failed to provide to Mortgagee necessary certificates or forms to substantiate the right to exemption from such withholding tax.  Any amount payable hereunder shall be paid within 30 days after receipt by WTC of a written demand therefor.

5.3                                 Covenants of Note Holders.  Each Note Holder (including Subordination Agent) as to itself only covenants and agrees with Owner and Mortgagee as follows:

5.3.1                        Withholding Taxes.  Such Note Holder (if it is a Non-U.S. Person) agrees to indemnify (on an after-tax basis) and hold harmless Owner and Mortgagee against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the failure to provide Mortgagee necessary certificates or forms to substantiate the right to exemption from, or reduction of, such withholding taxes or as a result of the inaccuracy or invalidity of any certificate or form provided by such Note Holder to Mortgagee in connection with such withholding taxes.  Any amount payable hereunder shall be paid within 30 days after receipt by a Note Holder of a written demand therefor.

5.3.2                        Transfer; Compliance.

(a)                                  Such Note Holder will (i) not transfer any Equipment Note or interest therein in violation of the Securities Act or applicable state or foreign securities Law; provided, that the foregoing provisions of this section shall not be deemed to impose on such Note Holder any responsibility with respect to any such offer, sale or solicitation by any other party hereto, and (ii) perform and comply with the obligations specified to be imposed on it (as a Note Holder) under each of the Trust Indenture and the form of Equipment Note set forth in the Trust Indenture.

(b)                                 Except for the transfer of the interests of each Pass Through Trustee in the Equipment Notes to the trustee of the Related Trust (as defined in each Pass Through Trust Agreement) in accordance with the Pass Through Trust Agreement, each Note Holder will not sell, assign, convey, exchange or otherwise transfer any Equipment Note or any interest in, or represented by, any Equipment Note (it being understood that this provision is not applicable to the Pass Through Certificates) unless the proposed transferee thereof first provides Owner with both of the following:

(i)                                     a written representation and covenant that either (a) no portion of the funds it uses to purchase, acquire and hold such Equipment Note or interest directly or indirectly constitutes, or may be deemed under the Code or ERISA or any rulings, regulations or court decisions thereunder to constitute, the assets of any Plan or (b) the transfer, and subsequent holding, of such Equipment Note or interest shall not involve or give rise to a transaction that constitutes a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code involving Owner, a Pass Through Trustee, the Subordination Agent or the proposed transferee (other than a transaction that is exempted from the prohibitions of such sections by applicable provisions of ERISA or the Code or administrative exemptions or regulations issued thereunder); and

(ii)                                  a written covenant that it will not transfer any Equipment Note or any interest in, or represented by, any Equipment Note unless the subsequent transferee also makes the representation described in clause (i) above and agrees to comply with Section 5.3.2(a) and this clause (ii).

5.4                                 Agreements.

5.4.1                        Quiet Enjoyment.

(a)                                  Each Pass Through Trustee, Subordination Agent, each Note Holder and Mortgagee agrees as to itself with Owner that, so long as no Event of Default shall have occurred and be continuing, such Person shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) interfere with Owner’s (or any Permitted Sublessee’s) rights in accordance with the Trust Indenture to the quiet enjoyment, possession and use of the Aircraft.

5.4.2                        Consents.  Each Pass Through Trustee, Subordination Agent and Mortgagee covenants and agrees, for the benefit of Owner, that it shall not unreasonably withhold its consent to any consent or approval requested of it or of Mortgagee under the terms of any of the Operative Agreements which by its terms is not to be unreasonably withheld.

5.4.3                        Insurance.  (a) Each Note Holder, Pass Through Trustee, the Subordination Agent and Mortgagee agrees not to obtain or maintain insurance for its own account as permitted by Section 4.06 of the Trust Indenture if such insurance would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Owner pursuant to Section 4.06 and Annex B of the Trust Indenture.

(b)                                 Each Note Holder, the Owner, the Pass Through Trustee, the Subordination Agent, Mortgagee and each other Additional Insured agrees that upon receipt of any proceeds of insurance in connection with the loss or damage to the Aircraft, other than as contemplated by the Indenture, such Person will pay such amounts to the Mortgagee for application in accordance with the terms of the Indenture.

5.4.4                        Extent of Interest of Note Holders.  A Note Holder shall not, as such, have any further interest in, or other right with respect to, the Collateral when and if the principal and Break Amount, if any, of and interest on the Equipment Note held by such Holder, and all other sums, then due and payable to such Holder hereunder and under any other Operative Agreement, shall have been paid in full.

5.4.5                        Foreign Registration.  Each Note Holder and Mortgagee hereby agrees, for the benefit of Owner but subject to the provisions of Section 4.02(b) and 4.02(d) of the Trust Indenture:

(a)                                  that Owner shall be entitled to register the Aircraft or cause the Aircraft to be registered in a country other than the United States subject to compliance with the following:

(i)                                     each of the following requirements is satisfied:

(A)                              no Special Default or Event of Default shall have occurred and be continuing at the time of such registration; and

(B)                                such proposed change of registration is made in connection with a Permitted Lease to a Permitted Air Carrier;

(ii)                                  the Mortgagee shall have received an opinion of counsel (subject to customary exceptions) reasonably satisfactory to the Mortgagee addressed to the Mortgagee to the effect that:

(A)                              such country would recognize the Owner’s ownership interest in the Aircraft;

(B)                                the obligations of Owner, and the rights and remedies of Mortgagee, under the Trust Indenture are valid, binding and enforceable under the laws of such jurisdiction (or the laws of the jurisdiction to which the laws of such jurisdiction would refer as the applicable governing law);

(C)                                after giving effect to such change in registration, the Lien of the Trust Indenture on the Owner’s right, title and interest in and to the Aircraft shall either (x) continue as a valid and duly perfected first priority security interest and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Mortgagee shall have received a certificate from Owner that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Mortgagee on or prior to the effective date of such change in registration) or (y) continue as provided in the preceding clause (x) (subject to the provisions of the parenthetical in such clause) except for any filing, recording or other action required as of a date after the effective date of such change in registration, and specifying the nature thereof;

(D)                               it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Mortgagee (or any Affiliate of the Mortgagee), for the Mortgagee to qualify to do business in such jurisdiction as a result of such reregistration in order to exercise any rights or remedies with respect to the Aircraft; and

(E)                                 unless Owner shall have agreed to provide insurance covering the risk of requisition of use of the Aircraft by the government of such country (so long as the Aircraft is registered under the laws of such country), the laws of such country require fair compensation by the government of such country payable in currency freely convertible into Dollars and freely removable from such country (without license or permit, unless Owner prior to such proposed reregistration has obtained such license or permit) for the taking or requisition by such government of such use;

(b)                                 In addition, as a condition precedent to any change in registration Owner shall have given Mortgagee assurances reasonably satisfactory to the Mortgagee:

(i)                                     to the effect that the provisions of Section 4.06 of the Trust Indenture have been complied with after giving effect to such change of registration;

(ii)                                  of the payment by Owner of all reasonable out-of-pocket expenses of each Note Holder and Mortgagee in connection with such change of registry, including, without limitation (1) the reasonable fees and disbursements of counsel to Mortgagee, (2) any filing or recording fees, Taxes or similar payments incurred in connection with the change of registration of the Aircraft and the creation and perfection of the security interest therein in favor of Mortgagee for the benefit of Note Holders, and (3) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in the Aircraft in favor of Mortgagee for the benefit of Note Holders; and

(iii)                               to the effect that the tax and other indemnities in favor of each person named as an indemnitee under any other Operative Agreement afford each such person substantially the same protection as provided prior to such change of registration (or Owner shall have agreed upon additional indemnities that, together with such original indemnities, in the reasonable judgment of Mortgagee, afford such protection);

(c)                                  Mortgagee agrees that if Owner requests a change of registration pursuant to this Section 5.4.5, it will take all such action reasonably requested by Owner in order to effect such a change in registration, including the execution and delivery of such documents and instruments as may be necessary or advisable in connection therewith; and

(d)                                 Anything to the contrary in the Operative Agreements notwithstanding, each of the parties hereto agrees that so long as the conditions in paragraphs (a) and (b) of this Section 5.4.5 have been satisfied (including the legal opinion required under Section 5.4.5(a)(ii)), (A) reregistration of the Aircraft may be effected in a jurisdiction in which (i) the Aircraft is not registered in the name of the Owner and/or (ii) the Trust Indenture is not recorded of record in such jurisdiction and/or no filing is made in such jurisdiction in respect of the Lien of the Trust Indenture and (B) perfection of the Mortgagee’s Lien on the Collateral may be effected through a pledge or other unconventional (from a United States perspective) structure.  The provisions of this Section 5.4.5(d) are not intended to, and shall not, permit the Owner to effect any financing of the Aircraft in connection with any such reregistration.

5.4.6                        Interest in Certain Engines.  Each Note Holder and Mortgagee agree, for the benefit of each of the lessor, conditional seller, mortgagee or secured party of any airframe or engine leased to, or purchased by, Owner or any Permitted Lessee subject to a lease, conditional sale, trust indenture or other security agreement that it will not acquire or claim, as against such lessor, conditional seller, mortgagee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such mortgagee or secured party.

5.4.7                        Lease Assignment.  Owner shall collaterally assign any lease effected in accordance with Section 4.02(b)(viii) of the Trust Indenture with a base term in excess of two years to Mortgagee as security for Owner’s obligations under the Operative Agreements pursuant to an instrument of assignment reasonably satisfactory to Mortgagee; provided, however, that unless an Event of Default shall be continuing, the Owner shall be entitled to exercise all of the rights of the “lessor” under such lease to the exclusion of Mortgagee.  In addition, any such lease entered into by Owner and so collaterally assigned shall provide that any payments due under such lease shall be paid by the lessee directly to Owner unless an Event of Default shall have occurred and be continuing and the lessee has been notified by Mortgagee thereof in writing, in which case such payments shall, so long as such Event of Default shall be continuing, be paid by the lessee directly to Mortgagee for application as provided in Section 6.06 of the Trust Indenture.

Section 6.                                          Confidentiality.  Owner, Note Holders and Mortgagee shall keep the Participation Agreement and Annex B to the Trust Indenture confidential and shall not disclose, or cause to be disclosed, the same to any Person, except (A) to prospective and permitted transferees of Owner’s, a Note Holder’s, a Liquidity Provider’s, a Pass Through Trustee’s, the Policy Provider’s, Mortgagee’s or other Indenture Indemnitee’s interest or their respective counsel or special counsel, independent insurance brokers, auditors, or other agents who agree to hold such information confidential, (B) Owner’s, a Note Holder’s, a Liquidity Provider’s, a Pass Through Trustee’s, the Policy Provider’s, Mortgagee’s or other Indenture Indemnitee’s counsel or special counsel, independent insurance brokers, auditors, or other agents, Affiliates or investors who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree, legal process or governmental ruling or regulation, including those of any applicable insurance regulatory bodies (including, without limitation, the National Association of Insurance Commissioners), federal or state banking examiners, Internal Revenue Service auditors or any stock exchange, (D) with respect to a Note Holder, the Policy Provider or any Pass Through Trustee, to a nationally recognized rating agency for the purpose of obtaining a rating on the Equipment Notes or the Pass Through Trust Certificates or to support an NAIC rating for the Equipment Notes or (E) such other Persons as are reasonably deemed necessary by the disclosing party in order to protect the interests of such party or for the purposes of enforcing such documents by such party; provided, that any and all disclosures permitted by clauses (C), (D) or (E) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons making such disclosures.

Section 7.                                          Indemnification and Expenses.

7.1                                 General Indemnity.

7.1.1                        General.  Subject to Section 7.1.4, Owner hereby agrees to indemnify each Indemnitee against, and agrees to protect, save and keep harmless each of them from any and all Expenses imposed on, incurred by or asserted against any Indemnitee arising out of or resulting from any one or more of the following:  (i) the Aircraft, the Airframe, any Engine or any Part, including without limitation (A) the operation, possession, use, maintenance, overhaul, testing, registration, reregistration, delivery, non-delivery, sublease, nonuse, modification, alteration, repair, storage, airworthiness, replacement, substitution, abandonment or return of the Aircraft, the Airframe, any Engine or any Part by the Owner, any lessee or any other Person whatsoever (each, an “Indemnified Act”), whether or not such Indemnified Act is in compliance with the terms of the Trust Indenture, including, without limitation, tort liability, claims for death, personal injury or property damage or other loss or harm to any person whatsoever and claims relating to any laws, rules or regulations pertaining to such Indemnified Act including environmental control, noise and pollution laws, rules or regulations and (B) the manufacture, design, acceptance, rejection, delivery, or condition of the Aircraft, the Airframe, any Engine or any Part, including, without limitation, latent and other defects, whether or not discoverable, or trademark or copyright infringement; (ii) the Operative Agreements or the enforcement of any of the terms of the Operative Agreements; and (iii) the offer, sale and delivery of any Equipment Notes, any pass through certificates issued in respect thereof or successor debt obligations issued in connection with the refunding or refinancing thereof or any interest therein or represented thereby or in any way relating to or arising out of the offer or sale of any interest in the Collateral or any similar interest arising out of the Trust Indenture and the Collateral (including, without limitation, any claim arising out of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other Federal or state statute, law or regulation, or at common law or otherwise relating to securities (collectively “Securities Liabilities”)) (the indemnity provided in this clause (iii) to extend also to any Person who controls an Indemnitee, its successors, assigns, employees, directors, officers, servants and agents within the meaning of Section 15 of the Securities Act of 1933, as amended).

7.1.2                        Exclusions.  The foregoing indemnity in Section 7.1.1 shall not extend to any Expense of any Indemnitee to the extent attributable to one or more of the following:  (1) any representation or warranty by such Indemnitee or any Related Indemnitee (as defined below) thereof in the Operative Agreements or any Pass Through Agreements being incorrect in any material respect; (2) the failure by such Indemnitee or Related Indemnitee thereof to perform or observe any agreement, covenant or condition in any of the Operative Agreements or any Pass Through Agreements; (3) acts or omissions involving the willful misconduct or gross negligence of such Indemnitee or Related Indemnitee thereof (other than gross negligence imputed to such Indemnitee or Related Indemnitee thereof solely by reason of its interest in the Aircraft); (4) in the case of any Note Holder, a disposition (voluntary or involuntary) by such Note Holder of all or any part of its interest in an Equipment Note or, in the case of any other Indemnitee, a disposition by such Indemnitee of all or any part of such Indemnitee’s interest in the Airframe, any Engine, Operative Agreements or any Pass Through Agreements; (5) losses arising out of inspection rights under the Trust Indenture; (6) other than during the continuation of an Event of Default, the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Operative Agreements or any Pass Through Agreements, which amendments, supplements, waivers or consents are not required pursuant to the terms of the Operative Agreements or any Pass Through Agreements and not requested by Owner; (7) any loss of tax benefits, any Tax, or increase in tax liability under any tax law whether or not Owner is required to indemnify thereof or pursuant to this Agreement; (8) any fine or expense incurred by any Indemnitee as a result of such Indemnitee’s having engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code; (9) any amount which constitutes an expense that is to be borne by any Indemnitee pursuant to the Operative Agreements or any Pass Through Agreements; (10) any costs associated with overhead or normal administration of the Collateral; (11) any amount which constitutes a loss of future profits; (12) acts or omissions involving the negligence of such Indemnitee in the operation of an aircraft which is involved in an accident with the Aircraft or an aircraft on which an Engine is installed; (13) any amount to the extent attributable to the failure of the Mortgagee, Subordination Agent or Pass Through Trustee to distribute funds received and distributable by it in accordance with the terms of the Trust Indenture, the Intercreditor Agreement or the Pass Through Trust Agreement, respectively; (14) except to the extent attributable to acts or event occurring on or prior thereto, acts or events which occur after the termination of the Trust Indenture in accordance with its terms; (15)  any amount resulting from any Lien on the Collateral which such Indemnitee or any of its Related Indemnitees is required to discharge under the Operative Agreements or any Pass Through Agreement; (16) amounts to the extent attributable to the offer or sale by such Indemnitee or any Related Indemnitee of any interest in the Aircraft, any Equipment Note, any Pass Through Certificate or any similar interest in violation of the Securities Act, other applicable federal, state or foreign securities laws or any other law on or prior to the applicable Issuance Date; or (17) amounts related to activities or transactions of such Indemnitee (or any Related Indemnitee) not arising out of or resulting from, or attributable to the transactions contemplated by the Operative Agreements or the Pass Through Agreements.

For purposes of this Section 7.1.2, “Related Indemnitee” means, with respect to any Indemnitee, any director, officer, employee, agent, servant or Affiliate of any thereof.

7.1.3                        After Tax Basis; Etc.  Owner further agrees that any payment or indemnity pursuant to this Section 7.1 in respect of any “Expense” shall be in an amount which, after deduction of all Taxes required to be paid by such recipient with respect to such payment or indemnity under the laws of any federal, state or local government or taxing authority in the United States, or under the laws of any taxing authority or governmental subdivision of a foreign country, or any territory or possession of the United States or any international authority, shall be equal to the excess, if any, of (A) the amount of such Expense over (B) the net reduction in Taxes required to be paid by such recipient resulting from the accrual or payment of such Expense.

The agreement of Owner in this Section 7.1 constitutes a separate agreement with respect to each Indemnitee and is enforceable directly by each such Indemnitee.

7.1.4                        Notice and Contest.  If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly after receiving such notice give notice of such claim to Owner; provided that the failure to provide such notice shall not release Owner from any of its obligations to indemnify hereunder except to the extent that such failure results in an additional Expense to Owner (in which case Owner shall not be responsible for such additional Expense) or Owner is prejudiced as a result of the failure to give such notice in a timely fashion, and no payment by Owner to an Indemnitee pursuant to this Section 7.1 shall be deemed to constitute a waiver or release of any right or remedy which Owner may have against such Indemnitee for any actual damages as a result of the failure by such Indemnitee to give Owner such notice.  Owner shall be entitled, at its sole cost and expense, acting through counsel reasonably acceptable to the respective Indemnitee, so long as Owner has acknowledged in writing its responsibility for such Expense hereunder (provided that such acknowledgment does not apply if such Expense is covered by Section 7.1.2 or if the decision of a court or arbitrator provides that Owner is not liable hereunder), (A) in any judicial or administrative proceeding that involves solely a claim for one or more Expenses, to assume responsibility for and control thereof, (B) in any judicial or administrative proceeding involving a claim for one or more Expenses and other claims related or unrelated to the transactions contemplated by the Operative Agreements, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use its reasonable efforts to obtain such severance), and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at Owner’s sole expense, to participate therein.  An Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by Owner pursuant to the preceding provisions.  Notwithstanding any of the foregoing, Owner shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings if any Event of Default shall have occurred and be continuing, if such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Aircraft or the Collateral, unless Owner shall have posted a bond or other security reasonably satisfactory to the relevant Indemnitee with respect to such risk or if such proceedings could entail any risk of criminal liability being imposed on such Indemnitee.

Each affected Indemnitee shall supply Owner with such information reasonably requested by Owner as is necessary or advisable for Owner to control or participate in any proceeding to the extent permitted by this Section 7.1.  Such Indemnitee shall not enter into a settlement or other compromise with respect to any Expense without the prior written consent of Owner, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 7.1.

Owner shall supply each affected Indemnitee with such information reasonably requested by such Indemnitee as is necessary or advisable for such Indemnitee to control or participate in any proceeding to the extent permitted by this Section 7.1.

7.1.5                        Subrogation; Reimbursement.  To the extent of any payment of any Expense pursuant to this Section 7.1, Owner, without any further action, shall be subrogated to any claims the affected Indemnitee may have relating thereto (other than with respect to any of such Indemnitee’s insurance policies).  Such Indemnitee agrees to give such further assurances or agreements and to cooperate with Owner to permit Owner to pursue such claims, if any, to the extent reasonably requested by Owner.

In the event that Owner shall have paid an Expense to an Indemnitee pursuant to this Section 7.1, and such Indemnitee subsequently shall be reimbursed in respect of such indemnified amount from any other Person, such Indemnitee shall promptly pay Owner the amount of such reimbursement, including interest received attributable thereto, provided that no Event of Default has occurred and is continuing, in which case such amounts shall be paid over to Mortgagee to hold as security for Owner’s obligations as provided in Section 6.06 of the Trust Indenture.

Any indemnity payable under this Section 7.1 shall be payable by Owner within 30 days of the demand therefor (accompanied by supporting documentation) by the Indemnitee entitled thereto.

7.2                                 Transaction Costs.

7.2.1                        Invoices and Payment.  Each of the Mortgagee, the Pass Through Trustees, and the Subordination Agent shall promptly submit to Owner for its prompt approval (which shall not be unreasonably withheld) copies of invoices in reasonable detail of the Transaction Expenses for which it is responsible for providing information as they are received (but in no event later than the 120th day after the Closing Date).  If so submitted and approved, the Owner agrees promptly, but in any event no later than the 135th day after the Closing Date, to pay Transaction Expenses.

7.2.2                        Payment of Other Expenses.  Owner shall pay (i) the ongoing fees and expenses of Mortgagee as set out in separate letter agreement, and (ii) all reasonable out-of-pocket costs and expenses (including the reasonable fees and disbursements of counsel) incurred by Mortgagee or any Note Holder in connection with any waiver, amendment or modification of any Operative Agreement to the extent requested by Owner.

Section 8.                                          Assignment or Transfer of Interests.

8.1                                 Note Holders.  Subject to Section 5.3.2 hereof and Section 2.07 of the Trust Indenture, any Note Holder may, at any time and from time to time, Transfer or grant participations in all or any portion of the Equipment Notes and/or all or any portion of its beneficial interest in its Equipment Notes and the Collateral to any person (it being understood that the sale or issuance of Pass Through Certificates by a Pass Through Trustee shall not be considered a Transfer or participation); provided, that any participant in any such participations shall not have any direct rights under the Operative Agreements or any Lien on all or any part of the Aircraft or Collateral and Owner shall not have any increased liability or obligations as a result of any such participation.  In the case of any such Transfer, the Transferee, by acceptance of Equipment Notes in connection with such Transfer, shall be deemed to be bound by all of the covenants of Note Holders contained in the Operative Agreements.

8.2                                 Effect of Transfer.  Upon any Transfer in accordance with Section 8.1 (other than any Transfer by any Note Holder, to the extent it only grants participations in Equipment Notes or in its beneficial interest therein), Transferee shall be deemed a “Note Holder,” for all purposes of this Agreement and the other Operative Agreements and, and each reference herein to Note Holder, shall thereafter be deemed a reference to such Transferee for all purposes, and the transferring Note Holder shall be released from all of its liabilities and obligations under this Agreement and any other Operative Agreements to the extent such liabilities and obligations arise after such Transfer and, in each case, to the extent such liabilities and obligations are assumed by the Transferee; provided, that such transferring Note Holder (and its respective Affiliates, successors, assigns, agents, servants, representatives, directors and officers) will continue to have the benefit of any rights or indemnities under any Operative Agreement vested or relating to circumstances, conditions, acts or events prior to such Transfer.

Section 9.                                          Section 1110.  It is the intention of each of Owner, the Note Holders (such intention being evidenced by each of their acceptance of an Equipment Note) and Mortgagee that Mortgagee shall be entitled to the benefits of Section 1110 in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

Section 10.                                   Change of Citizenship.

10.1                           Generally.  Without prejudice to the representations, warranties or covenants regarding the status of any party hereto as a Citizen of the United States, each of Owner, WTC and Mortgagee agrees that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a Citizen of the United States and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith.

10.2                           Mortgagee.  Upon WTC giving any notice in accordance with Section 10.1, Mortgagee shall (if and so long as such citizenship is necessary under the Act as in effect at such time or, if it is not necessary, if and so long as Mortgagee’s citizenship could have any adverse effect on Owner or any Note Holder), subject to Section 9.02 of the Trust Indenture, resign (subject to the appointment of a replacement) as Mortgagee promptly upon its ceasing to be such a citizen.

Section 11.                                   Miscellaneous.

11.1                           Amendments.  No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate or otherwise vary and is signed by the party against which the enforcement of the amendment, supplement, waiver, modification, discharge, termination or variance is sought.  Each such amendment, supplement, waiver, modification, discharge, termination or variance shall be effective only in the specific instance and for the specific purpose for which it is given.  No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or performance or other manner not set forth in an agreement, document or instrument in writing and signed by the party against which enforcement of the same is sought.

11.2                           Severability.  If any provision hereof shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.  If, however, any Law pursuant to which such provisions are held invalid, illegal or unenforceable may be waived, such Law is hereby waived by the parties hereto to the full extent permitted, to the end that this Agreement shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

11.3                           Survival.  Except as expressly provided herein, the indemnities set forth herein shall survive the delivery or return of the Aircraft, the Transfer of any interest by any Note Holder of its Equipment Note and the expiration or other termination of this Agreement or any other Operative Agreement.

11.4                           Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

11.5                           No Waiver.  No failure on the part of any party hereto to exercise, and no delay by any party hereto in exercising, any of its respective rights, powers, remedies or privileges under this Agreement or provided at Law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by it or the exercise of any other right, power, remedy or privilege by it.  No notice to or demand on any party hereto in any case shall, unless otherwise required under this Agreement, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto to any other or further action in any circumstances without notice or demand.

11.6                           Notices.  Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement or other applicable Operative Agreement, and shall be personally delivered, sent by facsimile or telecommunication transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective address or facsimile number set forth for such party in Schedule 1, or to such other address, facsimile or other number as each party hereto may hereafter specify by notice to the other parties hereto. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received or, if made, given, furnished or filed by facsimile or telecommunication transmission, when received unless received outside of business hours, in which case on the next open of business on a Business Day.

11.7                           Governing Law; Submission to Jurisdiction; Venue.

(a)                                  THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.  THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

(b)                                 EACH PARTY HERETO HEREBY IRREVOCABLY AGREES, ACCEPTS AND SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN CONNECTION WITH ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

(c)                                  EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH PURSUANT TO SECTION 11.6.  EACH PARTY HERETO HEREBY AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS SECTION 11.7(c), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH PARTY HERETO HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO ANY SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

(d)                                 EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS, THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM,

THAT VENUE FOR THE ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

(e)                                  EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT.

11.8                           Third Party Beneficiary.  This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Liquidity Providers, the Policy Provider, the Escrow Agent and the Paying Agent, each of which is an intended third party beneficiary with respect to the provisions of Section 7.1) with any rights of any nature whatsoever against any of the parties hereto and no person not a party hereto (other than the Liquidity Providers, the Escrow Agent and the Paying Agent, with respect to the provisions of Section 9.1) shall have any right, power or privilege in respect of any party hereto, or have any benefit or interest, arising out of this Agreement.

11.9                           Entire Agreement.  This Agreement, together with the other Operative Agreements, on and as of the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, among any of the parties hereto with respect to such subject matter are hereby superseded in their entireties.

11.10                     Further Assurances.  Each party hereto shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with the administration of, or to carry out more effectively the purposes of, or to better assure and confirm into such other party the rights and benefits to be provided under this Agreement and the other Operative Agreements.

[This space intentionally left blank]

IN WITNESS WHEREOF, each of the parties has caused this Participation Agreement to be duly executed and delivered as of the day and year first above written.

JETBLUE AIRWAYS CORPORATION, Owner

By:
Name:
Title:

WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Mortgagee

By:
Name:
Title:

WILMINGTON TRUST COMPANY,
not in its individual capacity, except as
expressly provided herein, but solely as Pass
Through Trustee under the Pass Through
Trust Agreement for the JetBlue Airways
Pass Through Trust, 2004-1G-1

By:
Name:
Title:

WILMINGTON TRUST COMPANY,
not in its individual capacity, except as
expressly provided herein, but solely as Pass
Through Trustee under the Pass Through
Trust Agreement for the JetBlue Airways
Pass Through Trust, 2004-1G-2

By:
Name:
Title:

WILMINGTON TRUST COMPANY,
not in its individual capacity, except as
expressly provided herein, but solely as Pass
Through Trustee under the Pass Through
Trust Agreement for the JetBlue Airways
Pass Through Trust, 2004-1C

By:
Name:
Title:

WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent

By:
Name:
Title:

SCHEDULE 1
TO
PARTICIPATION AGREEMENT

ACCOUNTS; ADDRESSES

Address For Notices

JETBLUE AIRWAYS CORPORATION	JetBlue Airways Corporation 118-29 Queens Blvd. Forest Hills, NY 11375 Attention: Vice President – Corporate Finance Facsimile:

AVSA S.A.R.L.	AVSA S.A.R.L. 2, rond-point Maurice Bellonte 31700 Blagnac, France

Account Details: Credit Lyonnais New York for the account of AVSA S.A.R.L. ABA No. 026008073 Account No. 0118 363 000 100 Attention: William McIllvain Ref: JetBlue/MSN [MSN]

WILMINGTON TRUST COMPANY, AS MORTGAGEE	Wilmington Trust Company One Rodney Square 1100 North Market Street Wilmington, Delaware 19890-0001 Attention: Corporate Trust Administration Facsimile: (302) 636-4140 Telephone: (302) 636-6000

Account Details:

WILMINGTON TRUST COMPANY, AS SUBORDINATION AGENT	Wilmington Trust Company ABA No. 031100092 Account No. [ ] Ref. N[XXX]JB

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WILMINGTON TRUST COMPANY, AS PASS THROUGH TRUSTEE FOR THE 2004-1G-1 PASS THROUGH TRUST	Wilmington Trust Company One Rodney Square 1100 North Market Street Wilmington, Delaware 19890-0001 Attention: Corporate Trust Administration Facsimile: (302) 636-4140 Telephone: (302) 636-6000

WILMINGTON TRUST COMPANY, AS PASS THROUGH TRUSTEE FOR THE 2004-1G-2 PASS THROUGH TRUST	Wilmington Trust Company One Rodney Square 1100 North Market Street Wilmington, Delaware 19890-0001 Attention: Corporate Trust Administration Facsimile: (302) 636-4140 Telephone: (302) 636-6000

WILMINGTON TRUST COMPANY, AS PASS THROUGH TRUSTEE FOR THE 2004-1C PASS THROUGH TRUST	Wilmington Trust Company One Rodney Square 1100 North Market Street Wilmington, Delaware 19890-0001 Attention: Corporate Trust Administration Facsimile: (302) 636-4140 Telephone: (302) 636-6000

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SCHEDULE 2
TO
PARTICIPATION AGREEMENT

LOANS

Pass Through Trustee	Series of Equipment Notes	Dollar Amount of Loan

1

SCHEDULE 3
TO
PARTICIPATION AGREEMENT

CERTAIN TERMS

Minimum Liability Insurance Amount:	$300,000,000

1

SCHEDULE 4
TO
PARTICIPATION AGREEMENT

PERMITTED COUNTRIES

Argentina	Morocco
Australia	Netherlands
Austria	New Zealand
Bahamas	Norway
Belgium	Oman
Brazil	Paraguay
Canada	People’s Republic of China
Chile	Philippines
Cyprus	Poland
Czech Republic	Portugal
Denmark	Qatar
Egypt	Republic of China (Taiwan)
Ecuador	Singapore
France	Slovakia
Germany	South Africa
Greece	South Korea
Hungary	Spain
Iceland	Sri Lanka
India	Sweden
Indonesia	Switzerland
Ireland	Thailand
Italy	Tobago
Jamaica	Trinidad
Japan	Tunisia
Jordan	Turkey
Kuwait	United Kingdom
Luxembourg	Uruguay
Malaysia	Venezuela
Malta
Mexico

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EXHIBIT A

[FORM OF OPINION OF OWNER’S SPECIAL NEW YORK COUNSEL]

To the Persons Listed on Schedule I
Attached Hereto

Re:                               Mortgage of Airbus Model A320-232 Aircraft with Manufacturer’s
Serial Number [MSN] and U.S. Registration Number NXXXJB

Gentlemen:

We have been requested by JetBlue Airways Corporation, a Delaware corporation (the “Company”), to act as special New York counsel with respect to, and to render this opinion letter in connection with, the transactions contemplated by the Participation Agreement [NXXXJB], dated as of [Date] (the “Participation Agreement”), among Wilmington Trust Company, a Delaware banking corporation (“WTC”), as Mortgagee (the “Mortgagee”), the Company, as Owner, and WTC, in its capacity as Subordination Agent under the Intercreditor Agreement (as defined in the Participation Agreement) and as Pass Through Trustee under the Pass Through Trust Agreements (as defined in the Participation Agreement).  Capitalized terms used herein and not otherwise defined herein have the respective meanings given those terms in the Participation Agreement.

In connection with this opinion letter we have examined, among other things, originals or copies certified or otherwise identified to our satisfaction of the following documents:

(i)                                     Participation Agreement;

(ii)                                  Trust Indenture;

(iii)                               Trust Indenture Supplement No. 1;

(iv)                              Consent and Agreement;

(v)                                 Engine Consent and Agreement;

(vi)                              Forms of the Equipment Notes; and

(vii)                           Bills of Sale.

We have also examined and relied upon such other documents and such other corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.  As to certain facts material to the opinions expressed herein, we have relied upon representations and warranties contained in the Operative Agreements.  The opinions expressed herein are subject to the following exceptions, assumptions, qualifications and limitations:

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A.                                   The opinions set forth below are limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion with respect to (i) the laws, regulations or ordinances of any county, town or municipality or governmental subdivision or agency thereof, (ii) state securities or blue sky laws or federal securities laws, including the Securities Act and the Investment Company Act of 1940, (iii) any federal or state tax, antitrust or fraudulent transfer of conveyance laws, (iv) the Employee Retirement Income Security Act of 1974, as amended, or (v) the Act (except as expressly provided in paragraph 3 below), or any other laws, rules or regulations governing, regulating or relating to the acquisition, ownership, registration, use or sale of an aircraft, airframe or aircraft engine or to the particular nature of the equipment to be acquired by the Owner.  In addition, our opinions are based upon a review of those laws, statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Participation Agreement.

B.                                     The opinion set forth in paragraph 1 below is subject to (i) limitations on enforceability arising from applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance, fraudulent transfer, preferential transfer and similar laws relating to or affecting the rights and remedies of the creditors or lessors generally and the effect of general principles of equity, including, without limitation, laches and estoppel as equitable defenses and concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered or applied in a proceeding in equity or at law) and considerations of impracticability or impossibility of performance, and defenses based upon unconscionability of otherwise enforceable obligations in the context of the factual circumstances under which enforcement thereof is sought and (ii) the qualification that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  In addition, certain remedial and procedural provisions of the Operative Agreements to which the Company is a party (the “Company Documents”) and the Trust Indenture are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of those agreements and does not, in our opinion, make the remedies provided in those agreements, or otherwise available under applicable law, inadequate for the practical realization of the substantive benefits purported to be provided thereby, except for the economic consequences resulting from any delay imposed by, or any procedure required by, applicable laws, rules, regulations and by constitutional requirements.  We express no opinion as to (i) any provision contained in any Operative Agreement (a) providing for indemnification or exculpation of any Person for such Person’s gross negligence, willful misconduct, recklessness or unlawful conduct or in respect of liabilities under the Securities Act, (b) providing for late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default or other specified event but only to the extent such provision is deemed to constitute a penalty or liquidated damages provision, (c) as such provision relates to the subject matter jurisdiction of federal courts or the waiver of inconvenient forum with respect to proceedings in federal courts, (d) that purports to establish (or may be construed to establish) evidentiary standards or (e) providing for the waiver of any statutory right or any broadly or vaguely stated rights or unknown future rights, or any waiver which is against public policy considerations or (ii) Section 11.2 or 11.7(c) of the Participation Agreement or any comparable provision of any other Operative Agreement.  Under certain circumstances the requirement that the provisions of an Operative Agreement may be modified or waived only in writing or only in a specific instance

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and provisions to the effect that failure or delay in exercising any right, remedy, power and/or privilege will not impair or waive such right, remedy, power and/or privilege may be unenforceable to the extent that an oral agreement has been effected or a course of dealing has occurred modifying such provisions.  A court may modify or limit contractual agreements regarding attorneys’ fees.

C.                                     To the extent that our opinions expressed herein involve conclusions as to the matters set forth in the opinions dated the date hereof of Morris, James, Hitchens & Williams LLP or DeBee, Gilchrist & Lidia being delivered to you on the date hereof, we have assumed, without independent investigation, the correctness of the matters set forth in such opinions.

D.                                    We have assumed the due authorization, execution and delivery of the Operative Agreements by each of the parties thereto, that each of such parties has the power and authority to execute, deliver and perform each such Operative Agreement and has obtained or made all necessary consents, approvals, filings and registrations in connection therewith (except any required under New York law by the Company), that such execution, delivery and performance does not violate its charter, by-laws or similar instrument, that each Operative Agreement constitutes the legal, valid and binding obligation of each party thereto (other than the Company) enforceable against such Person in accordance with its terms, that value has been given by each Pass Through Trustee to the Company under the Trust Indenture, that the Company has rights in the Collateral, that each of the Company and WTC is duly organized, validly existing and in good standing in its jurisdiction of organization and qualified to transact business in each other jurisdiction where such qualification is required.

E.                                      We have assumed the due authorization, execution and issuance of the Equipment Notes by the Company and the due authentication of the Equipment Notes by the Mortgagee and the delivery thereof against payment therefor, all in accordance with the Participation Agreement and the Trust Indenture, and that the Equipment Notes conform to the forms thereof examined by us.

F.                                      We have assumed that all signatures on documents examined by us are genuine, that all persons signing such documents have legal capacity, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.

G.                                     We express no opinion as to any provision in any Operative Agreement that is contrary to Section 9-401, or Part VI of Article 9, of the UCC.

H.                                    We have not made any examination of, and express no opinion with respect to (and to the extent relevant have assumed the accuracy and sufficiency of), (i) descriptions of, the legal or beneficial ownership of, or the title or condition of title to, the Collateral or any other property covered by any of the Operative Agreements, (ii) except as expressly set forth in paragraphs 3 and 5 below, the existence, creation, validity or attachment of any Lien thereof, (iii) except as expressly set forth in paragraph 3 below, the perfection of any Lien thereon and (iv) the priority of any Lien thereon.

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I.                                         The opinions expressed herein are given as of the date hereof.  We assume no obligation to advise you of any facts or circumstance that may come to our attention, or any changes in law that may occur after the date hereof, which may affect the opinion expressed herein.

J.                                        To the extent the opinions rendered refer to security interests in proceeds, we note that Section 9-315 of the UCC provides that proceeds of a security interest to which the UCC is applicable is continuously perfected, but becomes unperfected unless one of the measures required to be taken by Section 9-315(d) thereof is taken within 21 days after receipt of the proceeds by the “debtor.”

Based on and subject to the foregoing, we are of the opinion that:

1.                                       Each Company Document constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

2.                                       Except for the matters referred to in clauses (i), (ii) and (iii) of paragraph 3 below, no approval, authorization or other action by or filing with any governmental authority is required for the execution and delivery by the Company of the Company Documents or the consummation of the transactions contemplated thereby to occur at the Closing.

3.                                       Except for (i) the registration of the Aircraft with the FAA pursuant to the Act, (ii) the filing and recordation in accordance with the Act of the FAA Filed Documents, and assuming that at the time of such filing no other unrecorded document relating to the Aircraft has been filed pursuant to the Act and (iii) the filing of the Financing Statement referred to in Section 3.1.14 of the Participation Agreement, and the filing of periodic continuation statements with respect thereto, (a) no further filing or recording of any document is necessary (x) to establish the Company’s title to the Airframe and Engines, and (y) to create a valid security interest in the Company’s interest as owner of the Airframe and Engines, and (b) no further filing or recording of any document in the State of New York, under the Act or under the UCC as currently in effect in New York is required to perfect a security interest in the Company’s right, title and interest in the Collateral, to the extent it is subject to Article 9 of the UCC, in favor of the Mortgagee pursuant to the Trust Indenture.

4.                                       So long as the Company, on the date hereof, holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, the Mortgagee will be entitled to the benefits of Section 1110 of Title 11 of the United States Code with respect to the Airframe and Engines delivered on the date hereof in connection with any case commenced by or against the Company under Chapter 11 of Title 11 of the United States Code.

5.                                       Upon issuance, execution, authentication and delivery of the Equipment Notes at the Closing, the Trust Indenture creates the security interest in favor of the Mortgagee, as trustee for the benefit of the holders of the Equipment Notes, in the Collateral it purports to create to the extent that the UCC applies to a security interest in such property.

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This opinion is being delivered pursuant to Section 3.1.2(xvi)(A) of the Participation Agreement.  This opinion may be relied upon by you (and any permitted Transferee under Section 8.1 of the Participation Agreement) in connection with the matters set forth herein and, without our prior written consent, may not be relied upon for any other purpose and may not be furnished to any other Person for any purpose.

Very truly yours,

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SCHEDULE I

Wilmington Trust Company, individually, as Mortgagee, as Subordination Agent and as each Pass Through Trustee

Landesbank Hessen-Thüringen Girozentrale, as Primary Liquidity Provider

Morgan Stanley Capital Services Inc., as Above-Cap Liquidity Provider

MBIA Insurance Corporation, as Policy Provider

Moody’s Investors Service, Inc.

Morgan Stanley & Co. Incorporated, as representative for Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Credit Lyonnais Securities (USA) Inc.

Standard & Poor’s Ratings Group

6

EXHIBIT B

[FORM OF OPINION OF OWNER’S IN-HOUSE COUNSEL]

To the Persons Listed on
Schedule I Hereto

Re:                               Mortgage of Airbus Model A320-232 Aircraft with Manufacturer’s Serial Number [MSN] and U.S. Registration Number NXXXJB

Ladies and Gentlemen:

I am Vice President and General Counsel of JetBlue Airways Corporation, a Delaware corporation (the “Company”), and have acted in such capacity in connection with the transactions contemplated by the Participation Agreement [NXXXJB] dated as of [Date], among Wilmington Trust Company, a Delaware banking corporation, as Mortgagee, Subordination Agent under the Intercreditor Agreement (as defined in the Participation Agreement) and as Pass Through Trustee under the Pass Through Trust Agreements (as defined in the Participation Agreement) and the Company, as Owner (the “Participation Agreement”).  All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given those terms in the Participation Agreement.  This opinion letter is being furnished to you pursuant to Section 3.1.2(xiv)(B) of the Participation Agreement.

In rendering the opinions set forth herein, I have examined:

(i)                                     an execution copy of the Participation Agreement;

(ii)                                  an execution copy of the Trust Indenture;

(iii)                               an execution copy of the Trust Indenture Supplement No. 1;

(iv)                              an execution copy of the Consent and Agreement;

(v)                                 an execution copy of the Engine Consent and Agreement;

(vi)                              an execution copy of the Equipment Notes delivered today;

(vii)                           an execution copy of the Bills of Sale; and

(viii)                        the opinion of DeBee, Gilchrist & Lidia, special FAA counsel, dated the date hereof.

I have also examined such other documents, instruments and materials as I have considered relevant in connection with the opinions set forth herein.

Subject to the comments and qualifications set forth below, I am of the opinion that:

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(a)                                  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and has the corporate power and authority to enter into and perform its obligations under the Participation Agreement, the Trust Indenture, the Trust Indenture Supplement No. 1 and the Equipment Notes (collectively, the “Company Documents”).

(b)                                 The Company is a “citizen of the United States” and holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, and such certificate is in full force and effect.

(c)                                  Each of the Company Documents has been duly executed and delivered on behalf of the Company.  The execution, delivery and performance by the Company of the Company Documents, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Company, and do not (i) contravene any law, judgment, government rule, regulation, order, writ, injunction or decree of any court or governmental authority applicable to the Company or binding on the Company or the certificate of incorporation or bylaws of the Company or (ii) require stockholder approval.

(d)                                 The execution, delivery and performance by Company of the Company Documents, and the consummation of the transactions contemplated thereby, do not violate or constitute a default under (other than any violation or default that would not result in a Material Adverse Change to Owner), or result in the creation of any Lien (other than Permitted Liens) upon the Aircraft under, (i) the Company’s corporate charter or by-laws or (ii) any indenture, mortgage, contract, or other agreement known to me to which the Company is a party or by which it or its properties may be bound.

(e)                                  There are no pending or, to the best of my knowledge and information, threatened actions or proceedings before any court or administrative agency or arbitrator that question the validity of any of the Company Documents or the Company’s ability to perform its obligations under the Company Documents or that would have been required to be disclosed in the Company’s Annual Report on Form 10-K filed for the year ended                  , on any subsequent Quarterly Report on Form10-Q or Current Report on Form 8-K, except such as are therein disclosed.

Whenever a statement herein is qualified by “to the best of my knowledge and information” or similar phrase, it is intended to indicate that neither I nor any lawyer employed by the Company has current actual knowledge of the inaccuracy of such statement.  However, except as otherwise expressly indicted, I have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that I have any knowledge of any matters pertaining to such statement should be drawn.

The opinions set forth herein are subject to, and are limited by, the following assumptions, qualifications, limitations and exceptions in addition to those set forth elsewhere herein:

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A.                                   I have not examined the title to the Aircraft or the Engines and I do not express any opinion as to such title or as to the due filing or recording of any instrument affecting title.  (Such matters are covered by the above-referenced opinion of DeBee Gilchrist & Lidia.).

B.                                     This letter is given as of the date hereof.  I have no obligation to advise the recipients of this letter (or any third party) of changes of law or fact that may occur after the date hereof.

C.                                     I am a member of the bar of the State of New York and I do not express any opinion as to matters governed by any laws other than the State of New York, the Federal laws of the United States of America and the general corporate laws of the State of Delaware.

Very truly yours,

James G. Hnat Vice President and General Counsel JetBlue Airways Corporation

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SCHEDULE I

Wilmington Trust Company, individually and as Mortgagee, as Subordination Agent and as each Applicable Pass Through Trustee

Landesbank Hessen-Thüringen Girozentrale, as Primary Liquidity Provider

Morgan Stanley Capital Services Inc., as Above-Cap Liquidity Provider

MBIA Insurance Corporation, as Policy Provider

Moody’s Investors Service, Inc.

Morgan Stanley & Co. Incorporated, as representative for Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Credit Lyonnais Securities (USA) Inc.

Standard & Poor’s Ratings Group

4

EXHIBIT C

[FORM OF FAA COUNSEL OPINION]

                   , [2004]

To the Addressees on
Schedule I Attached Hereto:

Re:                               JetBlue Airways Corporation;
Our File Number: 5157.0035

Ladies & Gentlemen:

This opinion is rendered in connection with Section 3.1.2(xiv)(C) of the Participation Agreement [N     JB], dated as of                                     , [2004] (the “Participation Agreement”), among JETBLUE AIRWAYS CORPORATION, a Delaware Corporation, as owner (the “Owner”), and WILMINGTON TRUST COMPANY, a Delaware Banking Corporation, not in its individual capacity, except as expressly provided therein, but solely as Mortgagee (in its capacity as mortgagee, “Mortgagee”), WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided therein, but solely as Pass Through Trustee under each of the Pass Through Trust Agreements (as such terms are defined in the Participation Agreement), and WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided therein, but solely as Subordination Agent under the Intercreditor Agreement (as such terms are defined in the Participation Agreement), as such Participation Agreement relates to the following-described aircraft and engines:

AIRCRAFT

Manufacturer	Model	Serial Number	U.S. Registration Number

Airbus	A320-232	[MSN]	[N JB]

hereafter referred to as the “Aircraft”; and

ENGINES

Manufacturer	Model	Serial Number

International Aero Engines	[ ]	[MSN]
International Aero Engines	[ ]	[MSN]

hereafter referred to as the “Engines”; this opinion is rendered with respect to matters arising under that portion of Section 40102 and Section 44101 through Section 44112 of Title 49, United

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States Code, “Transportation” (the “Act”), relating to the recordation of instruments and the registration of the Aircraft pursuant to the Act.

Except as otherwise defined herein, terms are used in this opinion as they are defined in the Act.

This letter confirms that the following described instruments (the “Instruments”) were filed with the Federal Aviation Administration (the “FAA”) on                               ,         , at the Central Standard Times noted below:

(1)                                  Aircraft Bill of Sale (FAA AC Form 8050-2), dated                         ,         (the “Bill of Sale”), between AVSA, S.A.R.L., as seller, and The Owner, as purchaser, filed at    :       .m.;

(2)                                  Aircraft Registration Application (FAA AC Form 8050-1), dated                           ,         (the “Application”), in the name of The Owner, filed at    :       .m.; and

(3)                                  Trust Indenture and Mortgage [N       JB], dated as of                          ,        , between The Owner, as mortgagor, and the Mortgagee, with Trust Indenture and Mortgage [N       JB] Supplement No. 1, dated                                 ,        , executed by The Owner, as mortgagor, attached (herein collectively the “Mortgage”), filed with the FAA as one instrument at    :               .m.

PLEASE NOTE:  The Mortgage was filed with the FAA with certain proprietary information in attachments thereto intentionally omitted from the FAA filing counterpart thereof as containing confidential financial information.

Based upon examination of the Instruments and the records maintained by the FAA under the Act (the “Records”) as deemed necessary to render this opinion and as were made available, the undersigned is of the opinion that as of the time of filing noted above:

(a)                                  The Bill of Sale and the Mortgage are in due form for recording pursuant to the Act and have been duly filed for recordation with the FAA pursuant to the Act;

(b)                                 The Application is in due form for filing and has been duly filed with the FAA pursuant to and in accordance with the provisions of the Act;

(c)                                  The Aircraft is presently eligible for registration with the FAA under the Act in the name of the Owner, and the filing with the FAA of the Bill of Sale and the Application will cause the FAA to register the Aircraft, in due course, in the name of the Owner and to issue to the Owner a Certificate of Aircraft Registration (AC Form 8050-3) for the Aircraft pursuant to and in accordance with the provisions of the Act;

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(d)                                 The Owner has valid legal title to the Aircraft, and the Aircraft and the Engines are free of all liens and encumbrances except those created by the Mortgage;

(e)                                  The filing of the Mortgage for recordation will, upon recordation, result in a duly perfected first priority mortgage on and a security interest in the Aircraft and the Engines, in favor of the Mortgagee, under the terms of the Mortgage;

(f)                                    Except for the recording of the Mortgage with the FAA as described herein, no further filing or recording, including any filing or recording of the Mortgage or any other document in any other place within the United States, is necessary in order to create and perfect the Mortgagee’s first priority mortgage on and a security interest in the Aircraft and the Engines, under the terms of the Mortgage, as against any third parties under the applicable laws of any jurisdiction within the United States; and

(g)                                 Neither the execution, delivery and performance of the Instruments by the parties thereto, nor the consummation of any of the transactions contemplated thereby, require the consent or approval of, or the giving of notice to, or the registration of, or the taking of any other action in respect of the FAA under the Act and the regulations adopted thereunder, except the filings specified elsewhere in this opinion.

The opinions expressed herein are as to federal laws of the United States only.  Pursuant to Section 44108 of the Act, the validity of any instrument, the recording of which is provided for by Section 44107 of the Act, is subject to the laws of the State, the District of Columbia, or the territory or possession of the United States at which the conveyance, lease or instrument is delivered (the “Governing Laws”).  The undersigned expresses no opinions as to such Governing Laws and assumes the Instruments and the documents in the Records are legally sufficient under such Governing Laws to create valid and enforceable interests of the type they purport to create and to release or terminate those interests which they purport to release or terminate.  No opinion is expressed as to times when the Aircraft and the Engines are outside the United States.

Since the examination was limited to the Records, the opinion does not cover liens which are perfected without the filing of notice thereof with the FAA, such as and including, but not limited to, federal tax liens, liens arising under Title 29, United States Code, Section 1368(a), possessory artisans’ liens, or matters of which the parties have actual notice.  The opinion is subject to the accuracy of FAA personnel and contractors in the filing, indexing and recording of the Records and in searching for cross-reference index cards for the Engines.  The opinion does not cover documents, if any, which may have been filed for recordation but not listed upon the indices of Records available for examination immediately prior to our examination for the purpose of this opinion.

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The opinions as to title of the Aircraft and liens upon the Aircraft and the Engines relate only to the time beginning with United States registration, and not to times when the Aircraft may have been upon a foreign aircraft registry.

The opinion relating to registration of the Aircraft is only as to its current eligibility for registration and not with respect to events which may occur in the future which may affect continued eligibility for registration.  As to matters of citizenship, the undersigned has relied upon representations made by the Owner in the Application.  It is assumed the Aircraft is not registered under the laws of any other country.

In rendering this opinion with respect to the eligibility of the Mortgage for recordation with certain proprietary information intentionally omitted therefrom, we have relied upon the opinion of John A. Cassady, Deputy Chief Counsel of the FAA issued September 16, 1994 (Federal Register/Volume 59, Number 182/September 21, 1994).

The undersigned has assumed that all documents are authentic and all signatures are genuine and properly authorized.

This opinion is supplied to and may be relied upon by the entities to whom it is addressed, solely for the purposes described herein.

Very truly yours,

DEBEE GILCHRIST & LIDIA

Jack P. Gilchrist

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SCHEDULE I
to Opinion of                         ,

Re:                               JetBlue Airways Corporation;
One (1) Airbus A320-232 Aircraft, Serial
Number [MSN], U.S. Registration Number
[N       JB]; and Two (2) International Aero
Engines [       ] Engines, Serial Numbers
[MSN] and [MSN];
Our File Number: 5157.0035

ADDRESSEES

Wilmington Trust Company, as mortgagee, as subordination agent and as pass through trustee

JetBlue Airways Corporation

Landesbank Hessen-Thüringen Girozentrale, as Primary Liquidity Provider

Morgan Stanley Capital Services Inc., as above-cap liquidity provider

MBIA Insurance Corporation, as policy provider

Moody’s Investors Service, Inc.

Morgan Stanley & Co. Incorporated, as representative for Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Credit Lyonnais Securities (USA) Inc.

Standard & Poor’s Ratings Group

5

EXHIBIT D

[FORM OF WTC COUNSEL’S OPINION]

[date]

To Each of the Persons
Listed on Schedule A
Attached Hereto

Re:                               JetBlue Airways Financing of One Airbus A320-232
Aircraft Bearing Manufacturer’s Serial Number [MSN]

Ladies and Gentlemen:

We have acted as special counsel to Wilmington Trust Company, a Delaware banking corporation (in its individual capacity, “Wilmington Trust”), in connection with the Trust Indenture and Mortgage [NXXXJB], dated as of [Date] (the “Trust Indenture”), between Wilmington Trust, not in its individual capacity, except as expressly stated therein, but solely as Mortgagee (the “Mortgagee”), and JetBlue Airways Corporation (the “Owner”).  Pursuant to the Participation Agreement [NXXXJB], dated as of [Date] (the “Participation Agreement”), among JetBlue Airways Corporation, as Owner, and Wilmington Trust, not in its individual capacity except as expressly provided therein, but solely as Mortgagee, Subordination Agent under the Intercreditor Agreement, and Pass Through Trustee under each of the Pass Through Agreements, financing is being provided for the acquisition of one Airbus A320-232 Aircraft bearing Manufacturer’s Serial No. [MSN].  This opinion is furnished pursuant to Section 3.1.2(xvi)(D) of the Participation Agreement.  Capitalized terms used herein and not otherwise defined are used as defined in the Participation Agreement or, if not defined therein, as defined in the Trust Indenture, except that reference herein to any instrument shall mean such instrument as in effect on the date hereof.

We have examined executed counterparts, forms or copies otherwise identified to our satisfaction of the following documents:

(a)                                  the Participation Agreement;

(b)                                 the Trust Indenture and the Trust Indenture Supplement (the documents in paragraphs (a) and (b) above being collectively referred to as the “Mortgagee Documents”);

(c)                                  the Equipment Notes being issued today and authenticated by the Mortgagee (the “Equipment Notes”);

(d)                                 a Certificate of Good Standing for Wilmington Trust, obtained as of a recent date from the Secretary of State of the State of Delaware;

(e)                                  one or more certificates of an officer of Wilmington Trust, dated the Delivery Date (the “Officer’s Certificate”), certifying as to the truth of its representations and warranties set forth in the Participation Agreement; and

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(f)                                    one or more certificates and/or affidavits of an officer of Wilmington Trust, dated the Delivery Date (collectively, the “Secretary’s Certificate”), certifying as to, among other things, the amended charter of Wilmington Trust attached thereto (the “Charter”), the amended bylaws of Wilmington Trust attached thereto (the “Bylaws”), and the citizenship of Wilmington Trust.

For purposes of this letter, we have not reviewed any documents other than the documents referenced in paragraphs (a) through (f) above.  In particular, we have not reviewed and express no opinion as to any other document that is referred to in, incorporated by reference into, or attached to any of the documents reviewed by us.  The opinions in this letter relate only to the documents specified in such opinions, and not to any exhibit, schedule, or other attachment to, or any other document referred to in or incorporated by reference into, any of such documents.  We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with or contrary to the opinions in this letter.  We have conducted no factual investigation of our own, and have relied solely upon the documents reviewed by us, the statements and information set forth in such documents, certain statements of governmental authorities and others (as applicable), and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate in all respects and none of which we have independently investigated or verified.

Based upon and subject to the foregoing and subject to the assumptions, exceptions, qualifications, and limitations in this letter, it is our opinion that:

1.                                       Wilmington Trust has been duly incorporated and is validly existing as a Delaware banking corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority to execute, deliver and perform, in its individual capacity, or as Mortgagee, Pass Through Trustee, or Subordination Agent, as the case may be, the Mortgagee Documents, and to authenticate the Equipment Notes.  Wilmington Trust is a “citizen of the United States” as defined in Section 40103(a)(15) of Title 49, U.S.C., as amended.

2.                                       Each of the Mortgagee Documents has been duly authorized, executed and delivered by Wilmington Trust in its individual capacity, or as Mortgagee, the Pass Through Trustee, or Subordination Agent, as the case may be, and constitutes the legal, valid and binding obligation of Wilmington Trust in its individual capacity, or as the Mortgagee, the Pass Through Trustee or  Subordination Agent, as the case may be, enforceable against Wilmington Trust, the Mortgagee, the Pass Through Trustee or the Subordination Agent, as the case may be, in accordance with its terms.

3.                                       The execution, delivery and performance by Wilmington Trust, the Mortgagee, the Pass Through Trustee or the Subordination Agent, as the case may be, of the Mortgagee Documents to which each is a party, the authentication by the Mortgagee of the Equipment Notes and the consummation by Wilmington Trust, the Mortgagee, the Pass Through Trustee or the Subordination Agent, as the case may be, of any of the transactions contemplated thereby are not in violation of the Charter or Bylaws of Wilmington Trust or of any law, governmental rule, or regulation of the State of Delaware or of any law, governmental rule, or regulation of the United States of America governing the banking and trust powers of Wilmington Trust or, to our knowledge, of any indenture, mortgage, bank credit agreement, note or bond purchase

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agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to our knowledge, of any judgment or order of the State of Delaware or the United States of America relating to the banking and trust powers of Wilmington Trust.

4.                                       Neither the execution and delivery by Wilmington Trust, the Mortgagee, the Pass Through Trustee or the Subordination Agent, as the case may be, of the Mortgagee Documents to which each is a party, the authentication of the Equipment Notes, nor the consummation of any of the transactions by Wilmington Trust, the Mortgagee, the Pass Through Trustee or the Subordination Agent, as the case may be, contemplated thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the banking or trust powers of Wilmington Trust or under any Delaware law.

5.                                       There are no taxes, fees or other charges (other than taxes payable by Wilmington Trust on or measured by any compensation received by Wilmington Trust for its services as Mortgagee, Subordination Agent or Pass Through Trustee) payable under the laws of the State of Delaware or any political subdivision thereof in respect of the execution, delivery and performance by Wilmington Trust (in its individual capacity, as Mortgagee, Pass Through Trustee or Subordination Agent, as the case may be) of the Mortgagee Documents and the Equipment Notes, which taxes, fees or other charges would not have been imposed if Wilmington Trust were not a Delaware banking corporation and did not perform its obligations as Mortgagee under the Trust Indenture in the State of Delaware.

6.                                       The Equipment Notes have been duly and validly authenticated by the Mortgagee in accordance with the Trust Indenture.

7.                                       To our knowledge, there are no proceedings pending or threatened against or affecting Wilmington Trust, the Mortgagee in any court or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, would materially and adversely affect the Mortgaged Property or the right, power and authority of Wilmington Trust in its individual capacity, or as Mortgagee, Pass Through Trustee, or  Subordination Agent, as the case may be, to enter into or perform its obligations under the Mortgagee Documents or which would call into question or challenge the validity of any of the Mortgage Documents or the enforceability thereof.

The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

A.                                   The opinions in this letter are limited to the laws of the State of Delaware as enacted and currently in effect and the federal laws of the United States of America governing the banking and trust powers of Wilmington Trust as enacted and currently in effect (other than (i) federal securities laws, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, the Investment Company Act of 1940, as amended, and rules, regulations, orders, and decisions relating thereto, (ii) Part A of Subtitle VII of Title 49 of the United States Code, as amended, and rules, regulations, orders, and decisions relating thereto (except as stated in the second sentence in numbered paragraph 1 above, which opinion is based solely on the Officer’s Certificate),

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(iii) the Federal Communications Act of 1934, as amended, and rules, regulations, orders, and decisions relating thereto, (iv) the Employee Retirement Income Security Act of 1974, as amended, and rules, regulations, orders, and decisions relating thereto, (v) securities laws of the State of Delaware, and rules, regulations, orders, and decisions relating thereto, (vi) laws, rules, regulations, orders, ordinances, and decisions of any county, town, municipality, or special political subdivision of the State of Delaware, and (vii) laws, rules, regulations, orders, and decisions applicable to the particular nature of the property or activities of the Trusts) and we have considered and express no opinion on the effect of, concerning matters involving, or otherwise with respect to any other laws of any jurisdiction, or rules, regulations, orders, or decisions relating thereto.  Insofar as the foregoing opinions relate to the validity and enforceability of the Transaction Documents expressed to be governed by the laws of the State of New York, we have assumed that each such document is legal, valid, binding and enforceable in accordance with its terms under such laws (as to which we express no opinion).

B.                                     The foregoing opinions relating to enforceability are subject to (i) bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance, preferential transfer, liquidation, and similar laws relating to or affecting rights and remedies of creditors generally, (ii) principles of equity, including, without limitation, applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), (iii) standards of good faith, fair dealing, course of dealing, course of performance, materiality, and reasonableness that may be applied by a court, considerations of public policy, and the exercise of judicial discretion, and (iv) federal or state securities law and public policy considerations relating to indemnification or contribution.

C.                                     We have assumed: (i) except as stated in numbered paragraph 1 above, the due incorporation or due formation, as the case may be, due organization, and valid existence in good standing of each of the parties (other than natural persons) to the documents reviewed by us under the laws of all relevant jurisdictions; (ii) the legal capacity of all relevant natural persons, (iii) except as stated in numbered paragraph 2 above, the due authorization, execution, and delivery of each of the documents reviewed by us by each of the parties thereto; and (iv) except as stated in numbered paragraph 1 above, that each of such parties had and has the power and authority to execute, deliver, and perform such documents.

D.                                    We have assumed that (i) all signatures (other than signatures by officers of Wilmington Trust, in its individual capacity, or as Mortgagee, the Pass Through Trustee, or Subordination Agent, as the case may be, on the Mortgage Documents, as the case may be, on the Transaction Documents and the Certificates) on all documents reviewed by us are genuine, (ii) all documents furnished to us as originals are authentic, (iii) all documents furnished to us as copies or specimens conform to the originals thereof, (iv) all documents furnished to us in final draft or final or execution form conform to the final, executed originals of such documents, (v) each document reviewed by us constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, and (vi) except as stated in numbered paragraph 2 above, each document reviewed by us constitutes a legal, valid and binding obligation of each of the parties thereto, enforceable against each of such parties in accordance with its terms.

E.                                      We express no opinion concerning (i) ownership of, title to, or any similar interest in any property, (ii) creation or attachment of any lien, pledge, mortgage, or security interest,

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(iii) perfection of any lien, pledge, mortgage, or security interest, or (iv) priority of any lien, pledge, mortgage, or security interest.

F.                                      For purposes of this letter, an opinion that is limited “to our knowledge” means that, in the course of our representation of Wilmington Trust as described above, attorneys in this firm who have worked substantively on this letter and the transactions contemplated by the Mortgagee Documents have not, without undertaking any investigation or verification of the subject matter of such opinion, obtained actual knowledge that such opinion is incorrect.

G.                                     The opinion set forth in paragraph 1 above concerning the citizenship of Wilmington Trust is based upon an affidavit of Wilmington Trust, made by an authorized representative, the facts set forth in which we have not independently verified.

This letter speaks only as of the date hereof, and we assume no obligation to advise anyone of any changes in the foregoing subsequent to the delivery of this letter.  We consent to your relying on this letter on the date hereof in connection with the matters set forth herein.  Without our prior written consent, this letter may not be furnished or quoted to, or relied upon by, any other person or entity, or any governmental authority, or relied upon for any other purpose.

In addition, the opinions in this letter are limited to the opinions expressly stated in numbered paragraphs 1 through 7 of this letter, and no other opinions may be inferred beyond such matters expressly stated.

Very truly yours,

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SCHEDULE A

Wilmington Trust Company, as Mortgagee, Subordination Agent and Pass Through Trustee

Landesbank Hessen-Thüringen Girozentrale, as Primary Liquidity Provider

Morgan Stanley Capital Services Inc., as Above-Cap Liquidity Provider

MBIA Insurance Corporation, as Policy Provider

Moody’s Investors Service, Inc.

Morgan Stanley & Co. Incorporated, as representative for Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Credit Lyonnais Securities (USA) Inc.

Standard & Poor’s Ratings Group

6

EXHIBIT E

[FORM OF OPINION OF SPECIAL FRENCH COUNSEL]

To:                              The Opinion Addressees referred to in Schedule hereof

Re:                               Airbus Model A320-232 Aircraft
Manufacturer’s Serial No.
US Registration Number NXXXJB (the “Aircraft”)

Dear Sirs,

1.                                       We have been requested by JetBlue Airways Corporation, a Delaware corporation (the “Company”), to act as special French counsel with respect to, and to render this opinion letter in connection with, certain transactions contemplated by the Participation Agreement [NXXXJB], dated as of            , 2004 (the “Participation Agreement”), among the Company as Owner, Wilmington Trust Company, a Delaware banking corporation (“WTC”), as Mortgagee (the “Mortgagee”), and WTC (in its capacity as Subordination Agent under the Intercreditor Agreement) (as defined in the Participation Agreement) and Pass Through Trustee under the Pass Through Trust Agreements (as defined in the Participation Agreement).

2.                                       This opinion is being delivered pursuant to Section 3.1.2(xv)(E) of the Participation Agreement.

3.                                       We have examined:

(a)                                  a copy of the granting clause of a Trust Indenture and Mortgage [NXXXJB], dated as of [              ] (the “Trust Indenture”) made between the Company and the Mortgagee;

(b)                                 a copy of a consent and agreement to (i) the granting clause of the Trust Indenture and (ii) the Pledge Agreement dated [              ] (the “AVSA Consent and Agreement”) made between AVSA S.A.R.L. (“AVSA”), the Company, and Mortgagee;

(c)                                  a copy of a consent and agreement to (i) the granting clause of the Trust Indenture and (ii) the Pledge Agreement of Airbus SNC (“Airbus”) (formerly known as Airbus GIE) dated [              ] (the “Airbus Consent and Agreement”); and

(d)                                 a copy of a pledge agreement entitled “Convention de Nantissement de créances” dated as of the date hereof in the French language and its English translation (the “Pledge Agreement”) made between the Company (as pledgor) and the Mortgagee (as pledgee);

(e)                                  a Bill of Sale dated [                     ] executed by AVSA in favour of the Company; and

(f)                                    an FAA Bill of Sale dated [              ] executed by AVSA in favour of the Company.

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The documents referred to in paragraphs (a) to (f) above are referred to herein as the “Documents”.

We have also examined :

(a)                                  a copy of the constitutive documents (statuts) of Airbus dated [              ];

(b)                                 an extract (extrait K-bis) dated [              ] and issued by the commercial and companies registry (registre du commerce et des sociétés) of Toulouse, France, relating to Airbus;

(c)                                  a certificate issued by Airbus dated [              ] relating to the extract (extrait K-bis) and constitutive documents (statuts) mentioned in (a) and (b) above;

(d)                                 a copy of the constitutive documents (statuts) of AVSA dated [              ];

(e)                                  an extract (extrait K-bis) dated [              ] and issued by the commercial and companies registry (registre du commerce et des sociétés) of Toulouse, France, relating to AVSA;

(f)                                    a certificate issued by AVSA dated [              ] relating to the extract (extrait K-bis) and constitutive documents (statuts) mentioned in (d) and (e) above.

4.                                       For the purpose of giving this opinion we have assumed:

(i)                                     that the Documents have been duly executed by the parties thereto;

(ii)                                  the genuineness of all signatures;

(iii)                               the completeness and conformity to the originals of all documents supplied to us as copies or as facsimiles;

(iv)                              the accuracy, at the date hereof, of the factual matters set forth in the documents listed in items (a) to (f) of paragraph 3 above;

(v)                                 the Documents expressed to be governed by New York law constitute the legal, valid and binding obligations of the parties thereto under New York law;

(vi)                              The withdrawal of (a) Airbus France SAS (b) Airbus Deutschland GmbH and (c) Airbus España S.L as members of Airbus GIE, and the transfer of their membership to Airbus SAS was duly completed in accordance with and is valid under French law; and

(vii)                           The transformation of Airbus GIE into Airbus SNC was duly completed in accordance with and is valid under French law.

5.                                       Having considered the Documents we are of the opinion, subject to the qualifications set out in paragraph 6 below, that:

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(i)                                     Airbus SNC (formerly known as Airbus GIE) is a société en nom collectif duly organized and existing under the laws of the French Republic, and has the power and authority to carry on its business as now conducted.  Airbus SAS, a société par actions simplifiée incorporated under the laws of France, with its principal place of business at 1, Rond-Point Maurice Bellonte, 31700 Blagnac Cedex, France registered with the Commercial and companies registry of Toulouse under n° 383474814 is the sole present shareholder of Airbus SNC, is, without the need to proceed against any collateral security for the indebtedness of Airbus SNC or to take any other legal action or process (except for service on Airbus SNC, by process server “huissier” of notice to perform and subsequent failure by Airbus SNC to do so), jointly and severally liable with Airbus SNC for all liabilities of Airbus SNC, and jointly and severally liable with (a) each of Airbus France SAS, Airbus Deutschland GmbH and Airbus España S.L (each previously a member of Airbus GIE) for the debts arising out of obligations contracted by Airbus GIE prior to the registration of its withdrawal as member of Airbus GIE with the commercial and companies registry (registre du commerce et des sociétés) of Toulouse, and (b) Airbus UK Limited for the debts arising out of obligations contracted by Airbus SNC (either prior to or after its conversion from the corporate form of groupement d’intérêt économique) prior to the transfer of the interest of Airbus UK Limited in Airbus SNC to the Guarantor (provided that this transfer has been duly registered with the commercial and companies registry of Toulouse);

(ii)                                  AVSA is a société à responsabilité limitée duly established and existing under the laws of the French Republic and has the power and authority to carry on its business as now conducted;

(iii)                               Each of Airbus and AVSA has full power and authority to enter into and to execute, deliver and perform its obligations under those of the Documents to which it is a party; such obligations are legal, valid and binding upon them, respectively, are enforceable in accordance with their respective terms and rank pari passu with the other unsecured obligations of Airbus or AVSA, as the case may be;

(iv)                              Assuming that under New York law, the Mortgagee would be entitled to take proceedings in its own name and on its own account to recover from the Company the full amount of all amounts secured by the Pledge Agreement and subject to the registration and process server (huissier) requirements set out in paragraph 6(c) hereof and the observation set out in paragraph 6 (e) hereof, the Pledge Agreement:

(a)                                  duly creates for the benefit of the Mortgagee the security interests which the Pledge Agreement purports to create and the Mortgagee is entitled to the benefits and security afforded thereby; and

(b)                                 would be effective as against Airbus, AVSA and third parties to perfect the pledge of the obligations of Airbus (if any) and AVSA that are the subject of the Pledge Agreement;

(v)                                 The choice of the laws of the State of New York to govern the Documents (which are expressed to be so governed) is valid under the laws of the French Republic and a French court would uphold such choice of law in any suit on the Documents brought in a French court;

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(vi)                              All actions, authorizations, approvals, consents, conditions and things required at law to be taken, fulfilled and done to authorize the execution, delivery and performance by Airbus and AVSA of those of the Documents to which they respectively are party have been taken, obtained, fulfilled and done; and no consents under any exchange control laws, rules or regulations of the French Republic are necessary in connection therewith;

(vii)                           Neither the execution and delivery and performance of the Documents to which Airbus and AVSA respectively are a party, nor the consummation of the transactions contemplated thereby, contravenes or violates any law, judgment, governmental rule, regulation or order applicable to or binding on Airbus or AVSA;

(viii)                        The transfer of title from AVSA to the Company is exempt from French VAT provided that the conditions set out in Article 74 of the Appendix III to the French Code Général des Impôts are satisfied and in particular provided that (i) the Aircraft is to be exported outside the European Union and (ii) AVSA files the export declaration (Document Administratif Unique) showing that the Aircraft has been exported; and

(ix)                                Under the laws of the French Republic, Airbus and AVSA are subject to private commercial law and to suit, and neither Airbus nor AVSA, nor their respective properties have any immunity from the jurisdiction of any court or any legal process (whether through service of notice, attachment prior to notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise), except that, with respect to Airbus:

(a)                                  to the extent that Airbus occupies or possesses any property by virtue of any license or grant from the French State, such property and the title of Airbus thereto may be immune from suit or execution on the grounds of sovereignty; and

(b)                                 suit and execution against Airbus or its property may be affected by action taken by the French public authorities in the interests of national defense or on the occurrence of exceptional circumstances of paramount importance to the national interest of France, as such concept is understood under the constitution, laws and regulations of France.

6.                                       This opinion must be read subject to the following qualifications and observations as to French law:

(a)                                  the remedy of specific performance may not be available in a French court;

(b)                                 in respect of payment obligations, a French court has power under Article 1244-1 of the French Code Civil to grant time to a debtor (not in excess of two years), taking into account the position of the debtor and the needs of the creditor;

(c)                                  in order to ensure the validity as against third parties of the pledge (“nantissement”) created by the Pledge Agreement in accordance with the provisions of Article 2075 of the French Code Civil, it is necessary for the signed French version of the Pledge Agreement to be registered with the French tax administration, involving payment of a stamp

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duty of a nominal amount. In addition the nantissement created by the Pledge Agreement will need to be served on each of the obligors by process server “huissier”, in accordance with the provisions of Article 2075 of the French Code Civil.  We have been instructed to assist in carrying out such formalities which we intend to do upon receipt of duly executed originals of the Pledge Agreement and we anticipate that there will be no difficulty in accomplishing these formalities;

(d)                                 in the event of any proceedings being brought in a French court in respect of a monetary obligation expressed to be payable in a currency other than euros, a French court would probably give judgment expressed as an order to pay, not such currency, but its euro equivalent at the time of payment or enforcement of judgment. With respect to a bankruptcy, insolvency, liquidation, moratorium, reorganization, reconstruction or similar proceedings, French law may require that all claims or debts be converted into euros at an exchange rate determined by the court at a date related thereto, such as the date of commencement of a winding-up;

(e)                                  pledges over non-monetary claims are unusual under French law. In principle, pledges over claims of this type should be effective against Airbus, AVSA and third parties but in the absence of case law, there is a lack of certainty about the pledge being effective;

(f)                                    a determination or certificate as to any matter provided for in the Documents might be held by a French court not to be final, conclusive or binding, if such determination or certificate could be shown to have an unreasonable, incorrect or arbitrary basis or not to have been given or made in good faith;

(g)                                 claims may become barred by effluxion of time or may be or become subject to defense of set-off or counterclaim;

(h)                                 a French court may stay proceedings if concurrent proceedings are being brought elsewhere;

(i)                                     we express no opinion as to whether any provision in the documents conferring a right of set-off or similar right would be effective against a liquidator or a creditor;

(j)                                     the enforcement against Airbus of any of the Documents to which it is a party may be limited by applicable bankruptcy, insolvency, arrangement, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, as such laws are applied to Airbus.  The enforcement against AVSA of any of the Documents to which it is a party may be limited to such laws, as such laws are applied to AVSA.  The enforcement against Airbus SAS of any obligation of Airbus contained in the Documents may be limited by such laws, as such laws are applied to such shareholder;

(k)                                  our opinion as to the enforceability of the Documents relates only to their enforceability in France in circumstances where the competent French court has and accepts jurisdiction.  The term “enforceability” refers to the legal character of the obligations assumed by the parties under the documents, i.e. that they are of a character which French law enforces or

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recognizes.  It does not mean that the Documents will be enforced in all circumstances or in foreign jurisdictions or by or against third parties or that any particular remedy will be available;

(l)                                     Article 899 of the French Code Général des Impôts provides that agreements evidencing an undertaking to pay a sum of money are subject to stamp duties (droits de timbre) of a nominal amount if made in the French Republic; agreements made in a foreign country are subject to stamp duty of a nominal amount before certain use thereof can be made in the French Republic (Article 897 of the Code Général des Impôts).  Payment of such stamp duty will not be a condition to the validity of any written undertaking, although such payment will be necessary before any such written undertaking can be used in any way in France, either in a public act or a declaration of any kind or before any public or administrative body; and

(m)                               As a result of Article 1844-5 of the French Code Civil, a société en nom collectif (“SNC”) must have at least two shareholders; if a single person holds the entire share capital of the SNC (which is the case in the present situation, Airbus SAS being the sole shareholder of Airbus SNC) any third party may request the relevant court that the SNC be wound up if share(s) has (have) not been transferred to another person within one year from the date of transfer to the sole shareholder of the shares it did not hold originally. The court may grant the sole shareholder the opportunity to regularize the status of the shareholding of the SNC within a further six-month period of time.

We are qualified as French Avocats.

No opinion is expressed herein as to laws other than the laws of the French Republic as of the date hereof.  This opinion is for your use and that of no one else, and is limited to (i) the matters specifically mentioned herein, and (ii) the purpose set out above.

Yours faithfully,

Clifford Chance

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Schedule

Opinion Addressees

Wilmington Trust Company, as Mortgagee, Subordination Agent and Pass Through Trustee

Landesbank Hessen-Thüringen Girozentrale, as Primary Liquidity Provider

Morgan Stanley Capital Services Inc., as Above-Cap Liquidity Provider

MBIA Insurance Corporation, as Policy Provider

Moody’s Investors Service, Inc.

Morgan Stanley & Co. Incorporated, as representative for Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Credit Lyonnais Securities (USA) Inc.

Standard & Poor’s Ratings Group

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